UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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SOLUNA HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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SOLUNA HOLDINGS, INC.
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Soluna Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Soluna Holdings, Inc., a Nevada corporation formerly known as Mechanical Technology, Incorporated (the “Company”), will be held on Friday, May 27, 2022, at 10:00 a.m. The Annual Meeting will be held completely virtually. You will be able to participate in the Annual Meeting as well as vote and submit your questions and examine our stockholder list during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/SLNH2022 and entering the 16-digit control number included on your proxy card (the “Proxy Card”). At the Annual Meeting, stockholders will be asked to consider and act upon the following matters:

1.	To elect two directors to serve for a three-year term ending at the Company’s annual meeting of stockholders to be held in 2025 and until each such director’s successor is duly elected and qualified.

2.	To ratify the appointment of UHY LLP as the Company’s registered independent public accounting firm for fiscal year 2022.

3.	To approve a second amendment and restatement of the Soluna Holdings, Inc. (formerly known as Mechanical Technology, Incorporated) Amended and Restated 2021 Stock Incentive Plan.

4.	To approve a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers.

5.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 1, 2022 as the record date for determining stockholders entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of the proposal for the election of the nominees as directors of the Company, the ratification of UHY LLP as our independent registered public accounting firm, a second amendment and restatement of the Soluna Holdings, Inc. (formerly known as Mechanical Technology, Incorporated) Amended and Restated 2021 Stock Incentive Plan and the non-binding advisory proposal on executive compensation.

By Order of the Board of Directors,

/s/ Jessica L. Thomas
Jessica L. Thomas
Chief Financial Officer and Secretary

Albany, New York
April 13, 2022

It is important that your shares are represented and voted at the Annual Meeting. Whether or not you intend to be present (virtually) at the meeting, please vote your shares according to the instructions on the accompanying Proxy Card. The proxy is revocable and will not be used if you attend and vote at the Annual Meeting and vote “in person” at the meeting or otherwise provide notice of your revocation.

SOLUNA HOLDINGS, INC.
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

PROXY STATEMENT

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Soluna Holdings, Inc., a Nevada corporation formerly known as Mechanical Technology, Incorporated (referred to in this Proxy Statement as the “Company,” “we,” or “us”), to be voted at the 2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held virtually on Friday, May 27, 2022 at 10:00 a.m., local time. This Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about April 13, 2022.

Record Date and Voting Securities

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 13, 2022 in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on April 1, 2022 as the date of record (the “Record Date”) for the determination of stockholders entitled to notice of, and entitled to vote at, the Annual Meeting. Only holders of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 14,004,172 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held as of the Record Date with respect to each matter submitted to the stockholders at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2022.

The Notice of 2022 Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

Proxies; Voting of Proxies

The Board is soliciting proxies for use at the Annual Meeting, and such proxy will not be voted at any other meeting. Michael Toporek is the person selected by the Board to serve as proxy with respect to the Annual Meeting. Mr. Toporek is the Chief Executive Officer of the Company.

Your vote is important. If you are a stockholder of record, whether or not you plan to attend the Annual Meeting via the live webcast, we urge you to submit your proxy to ensure that your vote is counted. You may still view the live webcast of the Annual Meeting and vote in person even if you have already voted by proxy. You may vote in one of the following ways:

•	Vote electronically at the Annual Meeting by attending the live webcast at www.virtualshareholdermeeting.com/SLNH2022 and follow the instructions on how to vote electronically.

•	Vote online by going to www.proxyvote.com and follow the instructions provided.

•	Vote by phone by calling 1-800-690-6903 and follow the recorded instructions.

•	Vote by mail by voting, signing, and timely mailing your proxy card.

The shares represented by each proxy will be voted in accordance with the directions specified thereby. If you return a properly executed proxy card but do not fill out the voting instructions on the proxy card or if you indicate when voting on the Internet or over the telephone that you wish to vote as recommended by the Board, the shares represented by your proxy, assuming it is not properly revoked pursuant to the instructions below, will be voted by the person named as proxy in accordance with the recommendations of the Board contained in this Proxy Statement.

The Board knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the person named as proxy will have discretionary authority to vote the shares represented by any properly provided proxy in accordance with his own judgment.

Revocation of Proxies

Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. A proxy may be revoked, prior to its exercise, by (i) executing and delivering a later-dated proxy via the Internet, via telephone, or by mail; (ii) delivering written notice of revocations of the proxy to our Secretary prior to the Annual Meeting; or (iii) logging on to the live webcast of the Annual Meeting and voting as directed at the Annual Meeting. Please note that a stockholder’s attendance at the live webcast of the Annual Meeting will not, by itself, revoke such stockholder’s proxy.

Subject to the terms and conditions set forth herein, all proxies received by us will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Annual Meeting we receive a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of such shares. The notice of revocation must indicate the certificate number(s) and number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

If your shares are held in “street name,” as discussed below under the heading “Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee,” you must contact your broker, bank, or other nominee to revoke any prior voting instructions.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee

Many shares of Common Stock are held in “street name,” meaning that a depository, broker-dealer, or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. If your shares of Common Stock are held in street name as of the Record Date, you should receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted at the Annual meeting; alternatively, you can use the voting information form provided by Broadridge to instruct your record owner on how to vote your shares. Generally, a street name holder that is a broker must receive direction from the beneficial owner of the shares to vote on issues other than certain limited routine, uncontested matters, such as the ratification of auditors. In the case of non-routine or contested items, the brokerage institution holding street name shares cannot vote the shares if it has not received voting instructions from the beneficial holder thereof. A broker “non-vote” occurs when a proxy is received from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares.

If your shares are held of record by a person or institution other than a broker, whether such nominee can exercise discretionary authority to vote your shares on any matter at the Annual Meeting in the absence of instructions from you will depend on your individual arrangement with that nominee record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have discretionary authority to vote your shares on any matter at the Annual Meeting in the absence of specific voting instructions from you.

If, as of the Record Date, your shares of Common Stock were held in an account at a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record. As a beneficial owner, you may direct your broker, bank, or nominee how to vote the shares in your account or “vote” (provide instructions) online at the Annual Meeting using the 16-digit control number included on your voting instruction form or otherwise provided by the organization that is the record holder of your shares.

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Quorum and Method of Tabulation

The presence, in person or by proxy, of holders of 33 1/3% of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominees as directors of the Company, as set forth in Proposal No. 1. In other words, the nominees to receive the greatest number of votes cast, up to the number of nominees up for election, will be elected.

Assuming a quorum is present, Proposal 2 (ratification of UHY LLP as the registered independent public accounting firm), Proposal 3 (a second amendment and restatement of the Soluna Holdings, Inc. (formerly known as Mechanical Technology, Incorporated) Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”)) and Proposal 4 (non-binding advisory vote on executive compensation) will be approved by our stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not cast for purposes of determining the vote on any matter submitted to stockholders. As abstentions are not included in calculating votes cast with respect to any proposal, abstentions will have no effect on the outcome of the election of directors or any other proposal submitted to stockholders at the Annual Meeting.

If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as shares that are present and entitled to vote for purposes of determining quorum, but as not cast for purposes of determining the vote on such matter submitted to the stockholders for a vote. As a result, broker non-votes will have no effect on the outcome of the election of directors or on Proposals 2, 3 or 4.

Format of and Admission to the Annual Meeting

This year, primarily in light of the continued public health impact of the COVID-19 pandemic, we will hold the Annual Meeting in a virtual-only format, which will be conducted over the internet via live webcast. In addition, we may continue to hold our annual meetings using a virtual-only format in future years, even after the pandemic, as we believe that a virtual format is more environmentally-friendly, allows greater stockholder participation, and decreases the costs of holding the annual meeting. We intend to hold our virtual annual meetings in a manner that affords stockholders the same general rights and opportunities to participate, to the greatest extent possible, as they would have at an in-person meeting.

The Annual Meeting will be held live via the Internet on Friday, May 27, 2022 at 10:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/SLNH2022. You will not be able to attend the meeting in person. Participation in and attendance at the Annual Meeting is limited to our stockholders of record as of the close of business on April 1, 2022, and other persons holding valid proxies for the Annual Meeting. Online access will begin at 9:45 a.m. Eastern Time, on May 27, 2022, and we encourage you to access the Annual Meeting prior to the start time. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SLNH2022, you must enter the 16-digit control number included on your proxy card or, for beneficial owners of shares held in “street name” as discussed above the heading “Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee,” on your voter information form. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/SLNH2022.

Stockholders will be able to submit questions via the online platform during a portion of the Annual Meeting. You may submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/SLNH2022, typing a question into the “Ask a Question” field, and clicking “submit.” Only questions that are pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. If we receive substantially similar questions, we will group them together to avoid repetition. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions at https://www.solunacomputing.com/investors/. The questions and answers will be available as soon as practicable after the Annual Meeting.

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Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or annual report to stockholders may have been sent to multiple stockholders who share an address unless we have received instructions to the contrary. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Soluna Holdings, Inc, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: hello@soluna.io; or by telephone: (518) 218-2550. Any stockholder who would like to receive separate copies of our annual proxy statement and/or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household in the future, should contact their bank, broker, or other nominee record holder, or us directly at the address, e-mail address or phone number listed above.

Proxy Solicitation Expense

We do not anticipate engaging a paid proxy solicitor to assist with the solicitation of proxies for the Annual Meeting. Our directors, officers, and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, facsimile, or email. The Company will pay all costs and expenses incurred in the solicitation of proxies for the Annual Meeting. We will also reimburse banks, brokers, and other nominees for reasonable expenses incurred in forwarding proxy materials to their customers or principals who are the beneficial owners of shares of Common Stock held in street name.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

We currently have ten directors on the Board.

Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated Matthew E. Lipman and David C. Michaels for election as directors at the Annual Meeting. Matthew E. Lipman and David C. Michaels each currently serve on the Board with terms expiring at the Annual Meeting. If elected at the Annual Meeting, they will each be elected to hold office until our 2025 annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, retirement, disqualification, resignation or removal.

Alykhan Madhavji was appointed to the Board on February 24, 2021 to fill an existing vacancy in the Board and his term will also expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has not nominated Mr. Madhavji for re-election at the Annual Meeting. The Board’s decision was not due to any disagreement with Mr. Madhavji relating to our operations, policies or practices. The Nominating and Corporate Governance Committee and the Board have initiated a search process to find a replacement director to fill the vacancy created by the Board’s decision not to nominate Mr. Madhavji for re-election. If and when such replacement is elected by the Board, such replacement director will serve for a term expiring at the 2025 annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, retirement, disqualification, resignation or removal.

All of our directors bring to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described below under “Board of Directors Meetings and Committees – Nominating and Corporate Governance Committee.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described under “Information about Our Directors.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

Information about Our Directors

Set forth below is certain information regarding the directors of the Company, including the nominees for election at the Annual Meeting.

Name	Age	Director Since
Nominees for Election for a Term Expiring at the 2025 Annual Meeting
Matthew E. Lipman(4)	43	2016
David C. Michaels(2)	66	2013

Terms Expiring at the 2024 Annual Meeting
Edward R. Hirshfield(2)(3)	50	2016
William P. Phelan(1)(2)(4)	65	2004
John Bottomley(4)	54	2021
John Belizaire	50	2021

Terms Expiring at the 2023 Annual Meeting
William Hazelip(1)(3)	43	2021
Thomas J. Marusak(1)(3)	71	2004
Michael Toporek	57	2016

Term Expiring at the 2022 Annual Meeting
Alykhan Madhavji(2)	31	2021

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Executive Committee.

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The Board has determined that Messrs. Bottomley, Hazelip, Hirshfield, Madhavji, Marusak, Michaels and Phelan are “independent directors,” as defined by the rules and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). In making this determination, the Board considered the transactions and relationships disclosed under “Certain Relationships and Related Transactions” below.

Matthew E. Lipman has served as a member of the Board since October 2016. Since 2004, Mr. Lipman has served as Managing Director of Brookstone Partners, a lower middle market private equity firm based in New York and an affiliate of Brookstone Partners Acquisition XXIV, LLC (“Brookstone XXIV”). Mr. Lipman’s responsibilities at Brookstone Partners include identifying and evaluating investment opportunities, performing transaction due diligence, managing the capital structure of portfolio companies, and working with management teams to implement operational and growth strategies. In addition, Mr. Lipman is responsible for executing add-on acquisitions and other portfolio company-related strategic projects. From July 2001 through June 2004, Mr. Lipman was an analyst in the mergers and acquisitions group at UBS Financial Services Inc., responsible for formulating and executing on complex merger, acquisition, and financing strategies for Fortune 500 companies in the industrial, consumer products, and healthcare sectors. Mr. Lipman currently serves on the Board of Directors of Denison Pharmaceuticals, LLC, Advanced Disaster Recovery Inc., Totalstone, LLC, Harmattan Energy Limited and Capstone Therapeutics Corp. Mr. Lipman has a B.S. in Business Administration from Babson College. Mr. Lipman brings 20 years of experience working with companies to establish growth strategies and execute acquisitions, is proficient in reading and understanding financial statements, generally accepted accounting principles, and internal controls as a direct result of his investment experience evaluating companies for potential investments and the management of financial reporting and capital structure for three portfolio companies, as well as relevant experience in serving on other boards of directors, which the Board believes qualifies him to serve as a director. As part of our sale of 3,750,000 shares of Common Stock to Brookstone XXIV in October 2016, Brookstone XXIV has two designated directors that sit on the Board; Mr. Lipman is one such director.

David C. Michaels has served as a member of the Board since August 2013 and as our Lead Independent Director since June 2016 and served as our Chairman of the Board from January 2017 to January 2022. Mr. Michaels served as the Chief Financial Officer of the American Institute for Economic Research, Inc., an internationally-recognized economics research and education organization, from October 2008 until his retirement in May 2018. Prior to that, Mr. Michaels served as Chief Financial Officer at Starfire Systems, Inc. from December 2006 to September 2008. Mr. Michaels worked at Albany International Corp. from March 1987 to December 2006 as Vice President, Treasury and Tax, and Chief Risk Officer. Mr. Michaels also worked at Veeco Instruments from May 1979 to March 1987 in various roles including Controller and Tax Manager. Mr. Michaels is the Chairman of the Board of Directors and Chair of the Audit Committee of Iverson Genetic Diagnostics, Inc. Mr. Michaels also serves as a member of the Board of Governors and Treasurer of the Country Club of Troy. Mr. Michaels has a Bachelor of Science degree with dual majors in Accounting and Finance and a minor in Economics from the University at Albany and completed graduate-level coursework at the C.W. Post campus of Long Island University. Mr. Michaels also completed the Leadership Institute Program at the Lally School of Management & Technology at Rensselaer Polytechnic Institute. Mr. Michaels contributes more than 30 years of international financial and operating experience in a wide variety of roles in both public and private organizations to the Board, which the Board believes qualifies him to serve as a director.

Edward R. Hirshfield has served as a member of the Board since October 2016. He served as a director of our former subsidiary, MTI Instruments, Inc. (“MTI Instruments”), from October 2016 until its sale in April 2022 and of our subsidiary, Soluna Computing, Inc., formerly known as EcoChain, Inc. (“SCI”), since its incorporation in January 2020. Since 2018, Mr. Hirshfield has served as Managing Director in the restructuring group at B. Riley FBR, Inc., a leading financial services provider, where he advises stressed and distressed companies and their constituencies. From 2015 until 2018, Mr. Hirshfield served as a partner at Steppingstone Group, LLC, a special situations private equity fund located in New York. Mr. Hirshfield’s responsibilities in this role included business development activities, conducting extensive credit analysis on target companies, as well as portfolio management. Mr. Hirshfield began his career as a loan officer at CIT Group Inc. and then became a restructuring advisor at a boutique investment bank, CDG Group. In 2003, Mr. Hirshfield moved over to the buy side and joined Longacre Fund Management, LLC, a $2.5 billion distressed debt fund. Mr. Hirshfield continued as a distressed investor at Del Mar Asset Management, LP, Ramius LLC, and most recently Apple Ridge Advisors LLC from 2010 through 2015. Mr. Hirshfield has a B.S.

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in Applied Mathematics from Union College and an M.B.A. from Fordham University Graduate School of Business. Mr. Hirshfield brings over 20 years of experience understanding and analyzing public and private companies. He has an expertise in providing operational and investment recommendations as well as providing extensive valuation and credit analysis, which the Board believes qualifies him to serve as a director.

William P. Phelan has served as our Chairman of the Board since January 2022 and as a member of the Board since December 2004. He also served as interim Chief Executive Officer and President of SCI from March 2020 to November 2020, and as interim Vice President of SCI from November 2020 to March 2021. Mr. Phelan is the co-founder and Chief Executive Officer of Bright Hub, Inc., a software company founded in 2005 that focuses on the development of online software for commerce. In May 1999, Mr. Phelan founded OneMade, Inc., an electronic commerce marketplace technology systems and tools provider. Mr. Phelan served as Chief Executive Officer of OneMade, Inc. from May 1999 to May 2004, including for a year after it was sold to, and remained a subsidiary of, America Online. Mr. Phelan serves on the Board of Trustees and is a Finance Committee member, an Executive Committee Member, an Investment Committee Chair and a Compensation Committee Chair for Capital District Physician’s Health Plan, Inc. Mr. Phelan also serves on the Board of Trustees and Chairman of the Audit Committee of the Paradigm Mutual Fund Family. He has also held numerous executive positions at Fleet Equity Partners, Cowen & Company, First Albany Corporation, and UHY Advisors, Inc., formerly Urbach Kahn & Werlin, PC. Mr. Phelan has a B.A. in Accounting and Finance from Siena College and an M.S. in Taxation from City College of New York, and is a Certified Public Accountant. Mr. Phelan contributes leadership, capital markets experience, and strategic insight as well as innovation in technology to the Board, which the Board believes qualifies him to serve as a director.

John Bottomley has served as a member of the Board since October 2021. Mr. Bottomley served on the Executive Committee of SCI since January 2021 prior to our acquisition of Soluna Callisto Holdings Inc., formerly known as Soluna Computing, Inc. (“Soluna Callisto”). Mr. Bottomley is the co-founder, Partner and has been Chief Development Officer of v-ridium Europe, since June 2020. Mr. Bottomley has also served as a Deputy Strategy Director at Blockchain Climate Institute, a London-based think tank, since July 2021. From August 2017 to March 2020, Mr. Bottomley served as the SVP, Global Development at Vestas Wind Systems, a market leader in the wind industry. Mr. Bottomley served various leadership roles at GE Capital EFS, from September 2014 to May 2017. He also held numerous executive positions at The AES Corporation, Verde Ventures Ltd and Enron Europe Ltd. Additionally, Mr. Bottomley served various international joint venture boards, including the boards of directors of Vestas-WEB development JV (Italy, Germany and France) from 2018 to 2020, Vestas-WKN joint venture (Poland) from 2018 to 2019, Vestas-GEO joint venture (Poland) from 2018 to 2020 Vestas EMP Holdings (Ireland, Iceland, Uganda and Ghana) from 2018 to 2020, Sowitech, a German based international renewable energy development from 2019 and 2020, GE-Advanced Power JV (U.S.) from 2015 to 2016, GE-Maintream JV (Vietnam) from 2015 to 2016, AES-Innovent (France) from 2009 to 2012, AES-WEL (UK) from 2008 to 2012, and Enron-OPET (Turkey) from 2000 to 2001. Mr. Bottomley has a B.S. in Computer Engineering from Clemson University and an MBA in Finance and International Business from NYU Stern School of Business, and is a Chartered Financial Analyst.

John Belizaire has served as a member of the Board and as Chief Executive Officer of SCI since October 2021. Additionally, Mr. Belizaire served as the Chief Executive Officer of Soluna Callisto from June 2018 until our acquisition of Soluna Callisto in October 2021. He also serves as an Operating Advisor of Pilot Growth Equity, a technology growth equity firm, since October 2020. In addition, Mr. Belizaire serves on the Board of Directors of Center for American Entrepreneurship, since May 2020, and the Board of Directors at BanQu Inc, since June 2018. Mr. Belizaire served as the Managing Partner of NextStage LLC, a venture capital firm, from 2002 to 2016. Since June 2006, Mr. Belizaire was the Co-Founder and Chief Executive Officer of FirstBest Systems, which was acquired by Guidewire Software in September 2016, where he served as a Senior Industry Advisor until May 2017. Since January 1997, Mr. Belizaire was the Co-Founder, President and Chief Executive Officer of TheoryCenter, Inc., which was acquired by BEA Systems, Inc. in November 1999, where he served as a Senior Director, Business Development and Strategic Planning until April 2002. Mr. Belizaire has a B.S. in Computer Science and a Master of Engineering in Computer Science from Cornell University. Mr. Belizaire also attended the Executive Development Program at The Wharton School from 2001 to 2002.

William Hazelip has served as a member of the Board since February 2021. Since 2015, he has served as Vice President of National Grid PLC, a multinational electricity and gas utility company headquartered in London, England. He has also served as National Grid PLC’s President, Global Transmission (US) from 2017 to 2019 and President of Strategic Growth for National Grid Ventures since August 2019, developing new business opportunities in electric transmission, energy storage, and renewable energy. Prior to joining National Grid, PLC, he was the Managing

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Director, Business Development at Duke Energy Corporation and the President of Path 15 Transmission, LLC, an independent electric transmission company in California, where he led the acquisition for Duke Energy Corporation. Mr. Hazelip also has extensive experience serving on the board of directors of companies. He currently serves as member of the board of directors of Millennium Pipeline Corporation, a multi-billion dollar natural gas pipeline company, the Vice-Chairman of the board of directors of New York Transco, a growing electric transmission company, and a member of the board of directors representative of Community Offshore Wind, a clean energy joint venture of RWE AG and National Grid plc. Mr. Hazelip began his career as an Area Director for CWL Investments, LLC, a Michigan investor group that owns and operates restaurant franchises including Jimmy John’s Gourmet Sandwich Shops. Mr. Hazelip earned a Bachelor of Arts from Emory University, Atlanta, GA, and an International Master of Business Administration (IMBA) from the Darla Moore School of Business at the University of South Carolina. Mr. Hazelip is an accomplished leader in the energy industry, with deep experience in utility project development, financing, regulation, and operations, which the Board believes, particularly in light of the Company’s involvement with the renewable energy sector as it relates to their cryptocurrency mining subsidiary, qualifies him to serve as a director.

Thomas J. Marusak has served as a member of the Board since December 2004. Additionally, Mr. Marusak served as a member of the Board of Directors of our former subsidiary, MTI Instruments, since April 2011 and has served as a member of the Board of Directors of our subsidiary, SCI, since January 2020. Since 1986, Mr. Marusak has served as President of Comfortex Corporation, a manufacturer of window blinds and specialty shades. Mr. Marusak was a member of the Advisory Board of Directors for Key Bank of New York from 1996 through 2004 and served on the Board of Directors of the New York Energy Research and Development Authority from 1998 through 2006. In 2019, Mr. Marusak retired from the Board of Directors of the Capital District Physician’s Health Plan, Inc., in Albany, where he had served for the prior eight years and had participated as a member of the board’s Finance, Compensation, Audit, Investment, and Executive Committees. Additionally, Mr. Marusak has served as a Board member for the following entities in the course of his professional career: Center for Economic Growth (past Chair), Dynabil Corp. (Advisory Board), and the Albany Chamber of Commerce (Executive Board). Mr. Marusak received a B.S. in Engineering from Pennsylvania State University and an M.S. in Engineering from Stanford University. Mr. Marusak brings technical development, manufacturing experience, product development and introduction, financial accounting, and human resources expertise to the Board, as well as relevant experience in committee and board service, which the Board believes qualifies him to serve as a director.

Michael Toporek has served as our Chief Executive Officer since November 2020 and has served as a member of the Board since October 2016. Since 2003, Mr. Toporek has served as the Managing General Partner of Brookstone Partners, a lower middle market private equity firm based in New York and an affiliate of Brookstone XXIV. Prior to founding Brookstone Partners in 2003, Mr. Toporek was both an active principal investor and an investment banker. Mr. Toporek began his career in Chemical Bank’s Investment Banking Group, later joining Dillon, Read and Co., which became UBS Warburg Securities Ltd. during his tenure, and SG Cowen and Company. Mr. Toporek currently serves on the Board of Trustees of Harlem Academy and on the Board of Directors of Capstone Therapeutics Corp. Mr. Toporek has a B.A. in Economics and an M.B.A. from the University of Chicago in Finance/Accounting. Mr. Toporek brings strategic and financial expertise to the Board as a result of his experience with Brookstone Partners, which the Board believes qualifies him to serve as a director. As part of our sale of 3,750,000 shares of Common Stock to Brookstone XXIV in October 2016, Brookstone XXIV has two designated directors that sit on the Board; Mr. Toporek is one such director.

Alykhan Madhavji has served as member of the Board since February 2021. Mr. Madhavji has served as Managing Partner of Blockchain Founders Fund, a seed and early-stage investment fund that focuses on adding value to emerging technology and blockchain projects with real-world applications, since 2018. Prior to that, Mr. Madhavji served as a Senior Associate at PwC in its assurance and consulting division from 2012 through 2015. He has also served as a member of the Board of Directors of CryptoStar Corp., a Canadian publicly-listed cryptocurrency producer, since August 2020. Mr. Madhavji has served on various advisory boards including the University of Toronto’s Governing Council, which manages a $2.5 billion budget. Mr. Madhavji consults leading organizations, including the United Nations (the “UN”), on emerging technologies including Blockchain and how technology can help these organizations to achieve the UN’s Sustainable Development Goals.  Mr. Madhavji is a Limited Partner at Loyal VC, a global venture capital fund focusing on early-stage investing, and Draper Goren Holm, a Fintech Venture Studio focused on investing in early-stage blockchain startups, and is recognized as a “Blockchain 100” Global Leader by Lattice80. From 2016 to 2017, Mr. Madhavji was a Senior Blockchain Fellow at INSEAD, a non-profit, private university in France, in which he supported the institution on being at the forefront of global digital transformation. He is an internationally acclaimed

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author, having published three books, and a frequent columnist for leading blockchain publications. He holds a Bachelor of Commerce from the University of Toronto, a Master of Business Administration from INSEAD, earned in 2017, and a Master of Global Affairs, as a Schwarzman Scholar, from Tsinghua University, earned in 2018. Mr. Madhavji has deep expertise in emerging technologies and blockchain start-ups which the Board believes, particularly in light of the Company’s entry into the cryptocurrency mining sector in 2020, qualifies him to serve as a director.

There are no family relationships among any of our directors or executive officers.

Board Diversity

Board Diversity Matrix (As of April 1, 2022)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors		10
Number of Directors who identify in any of the Categories Below:
African American or Black		1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		8
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Demographic Background

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board held five meetings during 2021. All directors attended at least 80% of all meetings of the Board and any Committee of which they were a member during 2021. The Board has no formal policy regarding attendance at our annual meeting of stockholders; directors are, however, encouraged, but not required, to attend any meetings of our stockholders. All directors, at the time of the meeting, virtually attended the 2021 annual meeting of stockholders.

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, and an Executive Committee.

Audit Committee

The Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The Audit Committee consists of Mr. Michaels (Chairman), Mr. Hirshfield, Mr. Madhavji and Mr. Phelan. The Board has determined that each member of the Audit Committee is independent, as defined under the applicable rules and listing standards of Nasdaq and SEC rules and regulations. In addition, the Board has determined that Mr. Michaels qualifies as an “audit committee financial expert” as defined in the rules and regulations of the SEC. Mr. Michaels’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations, or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

The Audit Committee met four times during 2021. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which was adopted by the Board and is published on our website at https://www.solunacomputing.com/investors/governance/. The Committee, among other matters, is responsible for the annual appointment of, and for compensating, retaining, overseeing and, where appropriate, replacing, the independent registered public accounting firm as the Company’s auditors, reviews the arrangements for and the results of the auditors’ examination of our books and records, and assists the Board in its oversight of the reliability and integrity of

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the Company’s accounting policies, financial statements and financial reporting, and disclosure practices, including its system of internal controls, and the establishment and maintenance of processes to assure compliance with all relevant laws, regulations, and company policies. The Audit Committee also reviews the adequacy of charter of the Audit Committee and recommends changes to the Board that it considers necessary or appropriate.

Nominating and Corporate Governance Committee

The Board has adopted a Nominating and Corporate Governance Committee charter, which is published on our website at https://www.solunacomputing.com/investors/governance/. The Nominating and Corporate Governance Committee consists of Mr. Hirshfield (Chairman), Mr. Hazelip and Mr. Marusak. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined under the applicable rules and listing standards of Nasdaq.

The Nominating and Corporate Governance Committee met twice during 2021. The role of the Nominating and Corporate Governance Committee is to assist the Board by: 1) reviewing, identifying, evaluating, and recommending the nomination of Board members; 2) selecting and recommending director candidates to the Board; 3) developing and recommending governance policies of the Company to the Board; 4) addressing governance matters; 5) making recommendations to the Board regarding Board size, composition, and criteria; 6) making recommendations to the Board regarding existing Committees and report on the performance and effectiveness of the Committees to the Board; 7) periodically evaluating the performance of the Board; and 8) assisting the Board with other assigned tasks as needed.

In appraising potential director candidates, the Nominating and Corporate Governance Committee focuses on desired characteristics and qualifications of candidates, and although there are no stated minimum requirements or qualifications, preferred characteristics include business savvy and experience, concern for the best interests of our stockholders, proven success in the application of skills relating to our areas of business activities, adequate availability to participate actively in the Board’s affairs, high levels of integrity, and sensitivity to current business and corporate governance trends and legal requirements, and that candidates, when warranted, meet applicable director independence standards. The Nominating and Corporate Governance Committee has adopted a formal policy for the consideration of director candidates recommended by stockholders. Individuals recommended by stockholders are evaluated in the same manner as other potential candidates. A stockholder wishing to submit such a recommendation should forward it in writing to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope should include a clear notation that the enclosure is a “Director Nominee Recommendation.” The recommending party should be identified as a stockholder and should provide a brief summary of the recommended candidate’s qualifications, taking into account the desired characteristics and qualifications considered for potential Board members mentioned above.

Compensation Committee

The Board has adopted a Compensation Committee charter, which is published on our website at https://www.solunacomputing.com/investors/governance/. The Compensation Committee consists of Mr. Marusak (Chairman), Mr. Hazelip and Mr. Phelan. The Board has determined that each member of the Compensation Committee is independent, as defined under the applicable rules and listing standards of Nasdaq and SEC rules and regulations.

The Compensation Committee met twice during 2021. The Compensation Committee is charged with ensuring that the Company’s compensation programs are aligned with Company goals and are adequately designed to attract, motivate, and retain executives and key employees. The role of the Compensation Committee is to assist the Board by: 1) regarding the overall compensation programs, philosophy, and practices of the Company, particularly as it relates to its executive officers, key employees, and directors; 2) reviewing and evaluating Company objectives and goals regarding our Chief Executive Officer’s compensation; 3) determining the compensation program for members of the Board; 4) developing and overseeing the Chief Executive Officer’s process for evaluating the performance objectives and compensation of executive officers; 5) administering the Company’s equity compensation plans; 6) determining succession planning and management development for the Chief Executive Officer and other executive officers; and 7) assisting the Board with other assigned tasks as needed.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee and, to the extent not expressly reserved to the Compensation Committee by the Board or by applicable law, rule, or regulation, to any other committee of directors appointed by it.

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The Compensation Committee has the sole authority to retain and terminate any compensation consultant, outside counsel, or other advisers as it deems appropriate to perform its duties and responsibilities, including the authority to approve the fees payable to such counsel or advisers and any other terms of retention. The Compensation Committee did not engage any such consultants, counsel, or advisers during 2021.

The Compensation Committee administers our executive compensation programs. This Committee is responsible for establishing the policies that govern base salaries, as well as short- and long-term incentives, for executives and senior management. The Committee considers recommendations made by our Chief Executive Officer and certain other executives when reaching its compensation decisions, including with respect to executive and director compensation. The Committee has approval authority regarding the compensation of the Company’s Chief Executive Officer, as well as the Company’s other executive officers after the review of the Chief Executive Officer’s recommendation and the results of such officer’s performance review.

Executive Committee

The Board formed an Executive Committee in January 2022 and adopted an Executive Committee charter, which is published on our website at https://www.solunacomputing.com/investors/governance/. The Executive Committee consists of Mr. Phelan (Chairman), Mr. Bottomley and Mr. Lipman. The Board has determined that each of Mr. Phelan and Mr. Bottomley is independent, as defined under the applicable rules and listing standards of Nasdaq.

The purpose of the Executive Committee is to represent and assist the Board in its review and approval of certain transactions and other matters requiring Board consideration, and to take action, where necessary, appropriate and authorized by the Board during intervals between regular and special meetings of the Board. The Executive Committee has authority to: 1) monitor the management’s performance against the approved budget of record; 2) authorize mining equipment purchase transactions; 3) authorize the price at which equity securities of the Company are sold; 4) authorize the payment of dividends to holders of preferred stock of the Company; and 5) identify and assess business risks and develop and propose recommendations to management and the Board to minimize such risks. Notwithstanding anything in the foregoing, the Executive Committee is not authorized to 1) take any action that requires an adoption by an independent majority of the Board; 2) complete any transaction that would have a material effect on the Company’s financial statements; or 3) complete any transaction that qualifies as a related party transaction.

The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

•	The Audit Committee has primary responsibility for overseeing the integrity of the Company’s financial reporting risk by reviewing: (i) the Company’s disclosure controls and procedures; (ii) any significant deficiencies in the design or operation of internal controls; (iii) any fraud material or otherwise; (iv) the use of judgments in management’s preparation of the financial statements; and (v) through consultation with Company’s independent registered public accounting firm on the above items. The Board is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

•	The Compensation Committee oversees the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

•	The Executive Committee is responsible for identifying and assessing business risks and proposing recommendations to management and the full Board. The Board is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

•	The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, and our development activities. In addition, the Board receives detailed regular reports from the heads of our principal business and corporate functions that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at Board meetings. Further, the Board is routinely informed of developments at the Company that could affect our risk profile or other aspects of our business.

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We do not believe that the Board’s role in risk oversight has any impact on its leadership structure, as discussed below.

Executive Sessions of Directors

Executive sessions, or meetings of outside (non-management) directors without management present, are held periodically throughout the year. At these executive sessions, the outside directors review, among other things, the criteria upon which the performance of the Chief Executive Officer and other executive officers is based, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other executive officers. Meetings are held from time to time with the Chief Executive Officer to discuss relevant subjects.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. William Phelan has served as our Chairman of the Board since January 2021. David C. Michaels has served as our Lead Independent Director since June 2016. The Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. Michael Toporek has served as our Chief Executive Officer since October 2020. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board and the Lead Independent Director coordinates the activities of the other independent directors and performs such other duties and responsibilities as the Board may determine. We believe that this separation of responsibilities also provides a balanced approach to managing the Board and overseeing the Company.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of directors who are highly qualified and experienced, eight of whom are independent directors, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Board’s three of the four standing committees – the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee – are comprised solely of independent directors and the Executive Committee, is comprised of a majority of independent directors.

Board Membership

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the size and composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. The goal of the Nominating and Corporate Governance Committee, and the Board as a whole, is to achieve a Board that, as a whole, provides effective oversight of the management and business of the Company, through the appropriate diversity of experience, expertise, skills, specialized knowledge, and other qualifications and attributes of the individual directors. Important criteria for Board membership include the following:

•	Members of the Board should be individuals of high integrity and independence, substantial accomplishments, and have prior or current associations with institutions noted for their excellence.

•	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

•	The background and experience of members of the Board should be in areas important to the operations of the Company such as business, education, finance, government, law, science, blockchain, energy, and cryptocurrency.

•	The composition of the Board should reflect the benefits of diversity as to gender, ethnic background, and experience.

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The satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and nominees by the Nominating and Corporate Governance Committee and the Board. Based upon these activities and its review of the current composition of the Board, the Committee and the Board believe that most of these criteria have been satisfied, and is actively pursuing the addition of at least one additional director that would help the Board in meeting the diversity goals noted above.

In addition, in accordance with the Nominating and Corporate Governance Committee Charter, the Committee considers the number of boards of directors of other public companies on which a candidate serves. Moreover, directors are expected to act ethically at all times and adhere to the Company’s Code of Conduct and Ethics.

The Nominating and Corporate Governance Committee and the Board believe that each of the nominees for election at the Annual Meeting brings a strong and unique set of attributes, experiences, and skills and provides the Board as a whole with an optimal balance of experience, leadership, competencies, qualifications, and skills in areas of importance to the Company. Under “Proposal 1—Election of Directors” above, we provide an overview of the nominees’ principal occupation, business experience, and other directorships, together with the key attributes, experience, and skills viewed as particularly meaningful in providing value to the Board, the Company, and our stockholders.

REPORT OF THE AUDIT COMMITTEE

In accordance with the Committee’s charter, as published on the Company’s website at https://www.solunacomputing.com/investors/governance, management has the primary responsibility for the Company’s financial statements and the financial reporting process, including maintaining an adequate system of internal control over financial reporting. The Company’s independent registered public accounting firm reports directly to the Audit Committee and is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee, among other matters, is responsible for appointing the Company’s independent registered public accounting firm, evaluating such independent registered public accounting firm’s qualifications, independence, and performance, determining the compensation for such independent registered public accounting firm, and pre-approval of all audit and non-audit services provided to the Company. Additionally, the Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements, including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:

•	the scope of the annual audit;

•	fees to be paid to the independent registered public accounting firm:

•	the performance of the independent registered public accounting firm;

•	compliance with accounting and financial policies and financial statement presentation; and

•	the procedures and policies relative to the adequacy of internal accounting controls.

The Audit Committee reviewed and discussed with Company management and UHY LLP (“UHY”), the Company’s independent registered accounting firm during 2021, the Company’s 2021 annual consolidated financial statements, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with UHY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, which includes, among other items, matters related to the conduct of the audit of the annual consolidated financial statements. The Audit Committee has also discussed the critical accounting policies used in the preparation of the Company’s annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that UHY discussed with management, the ramifications of using such alternative treatments, and other written communications between UHY and management.

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The Audit Committee has received from UHY the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with UHY their independence. The Audit Committee has also concluded that UHY’s performance of non-audit services is compatible with UHY’s independence.

The Audit Committee also discussed with UHY the overall scope and plans for its audit and has met with UHY, with and without management present, to discuss the results of its audit and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with UHY whether there were any audit problems or difficulties, and management’s response.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. This report is provided by the following directors, who constitute the Committee.

Audit Committee:

Mr. David C. Michaels (Chairman)
Mr. Edward R. Hirshfield
Mr. Alykhan Madhavji Mr. William P. Phelan

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PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected UHY as the Company’s independent registered public accounting firm for fiscal year 2022, and the Board is asking stockholders to ratify that selection. UHY had previously served as the Company’s independent registered public accounting firm from 2012 through 2017 and served as the Company’s independent registered public accounting firm in 2021. Wojeski & Company CPAs, P.C. (“Wojeski”) served as the Company’s auditor and, as applicable, its independent registered public accounting firm, from 2018 through 2020. On April 28, 2021, the Company delivered to Wojeski written notice of dismissal of Wojeski as the Company’s auditor and engaged UHY as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2021. The decision to change accountants was approved by the Audit Committee of the Company’s Board.

Neither of Wojeski’s reports on the Company’s financial statements for the years ended December 31, 2020 or 2019 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during the years ended December 31, 2020 and 2019, and during the subsequent interim period through April 28, 2021, there were (i) no disagreements between us and Wojeski on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Wojeski’s satisfaction, would have caused Wojeski to make reference to the subject matter of the disagreement in connection with its report for such years, and (ii) no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, for such years and subsequent interim periods through April 28, 2021.

Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of UHY for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of UHY as the Company’s independent registered public accounting firm for the current fiscal year.

If the stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain UHY and may retain that firm or another firm without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders.

A representative from UHY is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Accounting Fees

The following sets forth the aggregate fees billed to us for professional services rendered by UHY for the year ended December 31, 2021(1):

Year Ended
December 31,
2021
Audit Fees	$475,500
Audit-Related Fees	––
Tax Fees	––
All Other Fees	––
Total	$475,500

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The following sets forth the aggregate fees billed to us for professional services rendered by Wojeski for the year ended December 31, 2020(1):

Year Ended
December 31,
2020
Audit Fees	$77,500
Audit-Related Fees	9,000
Tax Fees	10,000
All Other Fees	––
Total	$96,500

(1)	The aggregate amounts included in Audit Fees and Tax Fees are classified by the related fiscal periods for the audit of our annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed or to be billed during those fiscal periods.

Audit Fees

Audit fees for the fiscal years ended December 31, 2021 and 2020, were for professional services rendered for the annual financial statements audit and related audit procedures, the audit of internal control over financial reporting, work performed in connection with any registration statements and any applicable Current Reports on Form 8-K and the review of any of our Quarterly Reports on Form 10-Q.

Audit-Related Fees

Audit-related fees during the fiscal year ended December 31, 2020 were for the annual audit of our pension plan for that year.

Tax Fees

Tax fees during the fiscal year ended December 31, 2020 were for services related to tax compliance, including the preparation of tax returns and claims for refunds, and tax planning and tax advice, including advice related to proposed transactions.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors’ independence, and has concluded that it is.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted the following policies and procedures under which frequently-utilized audit and non-audit services are pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to a single committee member or executive officer.

a)	Annual audit, quarterly review, and annual tax return services will be pre-approved upon review and acceptance of the tax and audit engagement letters submitted by the independent registered public accountants to the Audit Committee.

b)	Additional audit and non-audit services related to the resolution of accounting issues or the adoption of new accounting standards, audits by tax authorities, or reviews of public filings by the SEC must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

c)	Additional audit and non-audit services related to tax savings strategies, tax issues arising during the preparation of tax returns, tax estimates, and tax code interpretations must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

d)	Additional audit and non-audit services related to the tax and accounting treatments of proposed business transactions must be pre-approved by the Audit Committee and the authority to authorize the independent

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registered public accountants to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

e)	Quarterly and annually, a detailed analysis of audit and non-audit services will be provided to and reviewed with the Audit Committee.

All of the 2021 services described under the caption “Audit Fees” were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2.

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PROPOSAL NO. 3

APPROVAL OF A SECOND AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

We are asking our stockholders to approve a second amendment and restatement of the 2021 Plan (the “Amended and Restated Plan”). The Amended and Restated Plan, among other things, changes the calculation of shares authorized under the 2021 Plan as described below and makes certain administrative changes, including to reflect the Company’s name change from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.” effective November 2, 2021.

The Board believes that the availability of a stock incentive plan is in the best interests of the Company and our stockholders because the availability of an adequate equity compensation program is an important factor in attracting and retaining qualified directors, officers, employees, and consultants essential to our success and in aligning their long term interests with those of our stockholders. When the 2021 Plan was initially approved by the Board and our stockholders, the number of shares of Common Stock reserved for issuance under the 2021 Plan was targeted at 8.0% of the number of shares of Common Stock outstanding on January 1 of such year, which was subsequently increased to 15% of the number of shares of Common Stock outstanding, which calculation is made on the first trading day of a new fiscal year. The Amended and Restated Plan maintains that target percentage and bases that percentage on shares actually issued and outstanding at the beginning of each calendar quarter rather than at the beginning of each fiscal year to provide the Company with flexibility to continue to operate the plan for the benefit of new participants (including new hires or employees of acquired companies), as well as to allow additional awards to current participants. The number of shares of Common Stock that are the subject of awards under the Amended and Restated Plan which expire unexercised or unvested or are forfeited, terminated, surrendered, or cancelled without the delivery of shares of Common Stock, such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares, will again immediately become available to be issued pursuant to awards granted under the Amended and Restated Plan. If shares of Common Stock are withheld from payment of an award to satisfy tax or exercise price obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the Amended and Restated Plan and will not again be available for issuance under the Amended and Restated Plan. The Amended and Restated Plan is not intended to result in a greater percentage of the outstanding shares being available for grant annually; rather the Amended and Restated Plan is intended to facilitate the Company’s recruiting and incentives by permitting shares to become available throughout the year, rather than once annually.

A copy of the Amended and Restated Plan is set forth as Annex A to this Proxy Statement. The material features of the Amended and Restated Plan are described below. The following description is intended to be a summary, and does not purport to be a complete statement of the terms of the Amended and Restated Plan. Accordingly, this summary is qualified in its entirety by reference to Annex A.

Overview

The purpose of the Amended and Restated Plan is to attract and retain senior managers, employees, directors, consultants, professionals, and service providers who provide services the Company or any of our subsidiaries, provided that such services are bona fide services that are not of a capital-raising nature (“Eligible Persons”). The Amended and Restated Plan provides for the direct award of shares of Common Stock (with and without restrictions), for the grant of options to purchase shares of Common Stock and for the grant of restricted stock units (“RSUs”) (collectively, the “Awards”).

The Company has a policy of awarding significant amounts of restricted stock to the Company’s directors, officers, employees, and consultants on an annual basis. Restricted stock grants generally vest over two or more years, and the Company intends that, for any stock options and RSUs granted, Eligible Persons may only receive shares of Common Stock so long as such grants have vested from time to time, in whole or in part, in the manner and subject to the conditions that the Board or the Compensation Committee of the Board (the “Compensation Committee”) in its discretion may provide in the applicable award agreement.

Name of the Amended and Restated Plan

The name of the Amended and Restated Plan shall be amended from “Mechanical Technology, Incorporated Amended and Restated 2021 Stock Incentive Plan” to “Soluna Holdings, Inc. Second Amended and Restated 2021 Stock Incentive Plan”.

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Administration

The Amended and Restated Plan will continue to be administered by the Compensation Committee. The Compensation Committee will have full authority, subject to the terms of the Amended and Restated Plan, to interpret the Amended and Restated Plan and establish rules and regulations for the proper administration of the Amended and Restated Plan. Each of the Chief Executive Officer, the Chief Financial Officer, and the Secretary of the Company shall be authorized to implement the Amended and Restated Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Amended and Restated Plan. The validity, construction, and effect of the Amended and Restated Plan and any rules and regulations relating to the Amended and Restated Plan shall be determined in accordance with the laws of the State of Nevada.

Number of Shares of Common Stock Subject to the Amended and Restated Plan and Award Limit; Reservation of Shares

Subject to certain adjustments as provided in the Amended and Restated Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Amended and Restated Plan (i) pursuant to the exercise of stock options, (ii) as unrestricted or restricted stock, and (iii) in settlement of RSUs shall be limited to (A) during the Company’s fiscal year ending December 31, 2021, 1,460,191 shares of Common Stock, which is equal to 15% of the number of shares of Common Stock outstanding on January 1, 2021, (B) for the period from January 1, 2022 to June 30, 2022, fifteen percent (15%) of the number of shares of Common Stock outstanding as of January 3, 2022, which was the first trading day of 2022, and (C) beginning with the third quarter of the Company’s fiscal year ending December 31, 2022 (or July 1, 2022), 15% of the number of shares of Common Stock outstanding as of the first trading day of each quarter. Subject to certain adjustments as provided in the Amended and Restated Plan, (i) shares of Common Stock subject to the Amended and Restated Plan shall include shares of Common Stock which reverted back to the Amended and Restated Plan pursuant to the paragraph below in a prior quarter or fiscal year, as applicable, and (ii) the number of shares of Common Stock that may be issued under the Amended and Restated Plan may never be less than the number of shares of Common Stock that are then outstanding under (or available to settle existing) Award grants.

In the event that, prior to the date on which the Amended and Restated Plan shall terminate, any Award granted under the Amended and Restated Plan expires unexercised or unvested or is terminated, surrendered, or cancelled without the delivery of shares of Common Stock, or any Awards are forfeited back to the Company, then the shares of Common Stock subject to such Award may be made available for subsequent Awards under the terms of the Amended and Restated Plan.

Eligibility

All senior managers, employees, directors, consultants, professionals, and service providers who provide services to the Company are eligible to participate in the Amended and Restated Plan. The selection of those eligible employees, directors, and consultants who will receive the Awards is within the discretion of the Compensation Committee. As of the date of this Proxy Statement, approximately 34 non-executive employees, four executive officers, and eight non-employee directors were eligible to participate in the Amended and Restated Plan.

Term of the Amended and Restated Plan

The Amended and Restated Plan shall automatically terminate on February 12, 2031, which is the 10th anniversary of the date on which the Board adopted the current 2021 Stock Incentive Plan. No further Awards may be granted under the Amended and Restated Plan after such date of termination. The Board may terminate, suspend, or amend the Amended and Restated Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (i) Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation or (ii) the rules of any exchange on or through which the shares of Common Stock are then listed or traded.

Adjustments and Changes in Shares

In the event that there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares of Common Stock, or other similar corporate change affecting the shares of Common Stock, the Board shall appropriately adjust the aggregate number of shares of Common Stock (including shares of Common Stock underlying stock options

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and RSUs) available for Awards under the Amended and Restated Plan or subject to outstanding Awards, and any other factors, limits, or terms affecting any outstanding or subsequently issuable Awards as may be appropriate.

Transferability of Awards

Except as otherwise determined by the Compensation Committee, no Award may be assigned, sold, assigned, transferred, pledged, or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the participant, shall be exercisable only by such participant.

Types of Awards

Under the Amended and Restated Plan, the Compensation Committee is authorized to grant shares of restricted and unrestricted Common Stock, RSUs, and stock options.

Stock Awards and RSUs

Restricted stock is an award of shares of Common Stock that vests in accordance with the terms and conditions set forth in the applicable award agreement entered into by the Company and the applicable participant. Until the applicable restrictions (as the Compensation Committee may specify) lapse, such shares are subject to forfeiture and may not be sold or otherwise disposed of by the participant who holds them. After all conditions and restrictions applicable to such shares of restricted stock have been satisfied or lapse, such shares shall become freely transferable by such participant. If it determines to do so, the Compensation Committee may also grant shares of Common Stock that are not subject to vesting, forfeiture, repurchase and/or transfer restrictions.

RSUs confer the right of a holder to receive shares of Common Stock at a future date and are denominated in units. No shares of Common Stock are actually issued to the recipient of an RSU on the grant date. Instead, when an RSU award vests, it is settled by a delivery of shares of Common Stock. At the discretion of the Compensation Committee, RSUs may also be settled by the delivery of cash.

Each restricted stock award or RSU is evidenced by an award agreement specifying the number of shares or RSUs, as applicable, the vesting schedule, the vesting conditions, and the other terms of the restricted stock award or RSU. Vesting of restricted stock awards and RSUs may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. Unless set forth in the award agreement, a recipient of restricted stock will have the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock. A recipient of RSUs will have none of the rights of a stockholder unless and until shares of Common Stock are actually delivered to such participant, unless on or after the date of grant, the Compensation Committee authorizes the payment of dividend or other distribution equivalents on such shares of Common Stock in cash or additional shares of Common Stock on a current, deferred or contingent basis. Upon termination of employment or a period of service, upon a Change of Control, or upon failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested RSUs may be forfeited or accelerated, as applicable, as provided in such participant’s award agreement, as determined in the sole discretion of the Compensation Committee. “Change of Control” shall mean a merger or consolidation in which securities constituting more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons who do not own more than 50% of the combined voting power of the Company’s outstanding securities immediately prior to such transaction, or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to a non-affiliate of the Company.

Stock Options

A stock option is the right to purchase a specified number of shares of Common Stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the Amended and Restated Plan. The Compensation Committee sets the exercise price of each stock option, which cannot be less than 100% of the fair market value of the Common Stock at the time of grant. To the extent permitted by law, any stock option may permit payment of the exercise price and payment of any applicable tax withholding from the proceeds of sale through a broker or bank on a date satisfactory to the Compensation Committee of some or all of the shares of Common Stock to which such exercise relates. In such case, the Compensation Committee will establish rules and procedures relating to such broker- (or bank-) assisted exercises in a manner intended to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002 and Section 409A of the Internal Revenue Code including as to all

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stock options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the broker or bank must remit payment of the exercise price and applicable tax withholding, the interest or other earnings attributable to the payment, and the method of funding, if any, attributable to the payment.

The Compensation Committee will determine the methods by which the exercise price of a stock option may be paid, the form of payment, and the methods by which shares of Common Stock will be delivered or deemed to be delivered to participants. As determined by the Compensation Committee, payment of the exercise price of a stock option may be made, in whole or in part, in the form of: (i) cash or cash equivalents; (i) delivery (by either actual delivery or attestation) of previously-acquired shares of Common Stock based on the “Fair Market Value” (as defined in the Amended and Restated Plan) of the shares of Common Stock on the date the stock option is exercised; (iii) withholding of shares of Common Stock from the stock option based on the Fair Market Value of shares of Common Stock on the date the stock option is exercised; (iv) broker-assisted or bank-assisted market sales; or (v) any other “cashless exercise” arrangement satisfactory to the Compensation Committee.

Stock options are evidenced by an option agreement specifying the exercise price, the vesting schedule, the number of shares of Common Stock granted, and the other terms of the stock option. Stock options expire at the time set forth in a participant’s stock option agreement. Upon termination of employment or a period of service, upon a Change of Control, or upon failure to satisfy other vesting conditions, a participant’s unvested Options may be forfeited or accelerated, as applicable, as provided in such participant’s award agreement, as determined in the sole discretion of the Compensation Committee.

New Plan Benefits

Other than with respect to the four SCI employees who entered into employment or consulting agreements with SCI, the future benefits or amounts that would be received under the Amended and Restated Plan are not determinable at this time as both participation in the Amended and Restated Plan and the amounts that Eligible Persons may be awarded are discretionary.

With respect to the four SCI employees who entered into employment or consulting agreements with SCI, the future benefits or amounts they will receive under the Amended and Restated Plan are not determinable at this time because such agreements will provide that annual RSU grants will be made as long as their employment by or engagement with SCI continues, and the length of such employment or engagement cannot be determined at this time. Therefore, the following table discloses the amounts that each of the four SCI employees would have been eligible to receive under the Amended and Restated Plan during the fiscal year ended December 31, 2022, had the Amended and Restated Plan and their anticipated employment or consulting agreements with SCI had been in effect as of January 1, 2022.

NEW PLAN BENEFITS

Amended and Restated 2021 Stock Incentive Plan

Name and position	Dollar Value ($)	Number of RSUs
Non-Executive Officer Employee Group	$538,000	46,498

Federal Tax Aspects

The following summary is a brief discussion of certain federal income tax consequences to U.S. taxpayers and to the Company of stock options, RSUs, and restricted stock awards granted under the Amended and Restated Plan. This summary is not intended to be a complete discussion of all the federal income tax consequences of the Amended and Restated Plan or of all the requirements that must be met in order to qualify for the tax treatment described below. The following summary is based upon the provisions of U.S. federal tax law in effect on the date hereof, which is subject to change (perhaps with retroactive effect) and does not constitute tax advice. In addition, tax consequences may vary, and certain exceptions to the general rules discussed in this summary may be applicable, depending upon the personal circumstances of individual recipients, and each recipient should consider its, his, or her personal situation and consult with its, his, or her own tax advisor with respect to the specific tax consequences applicable to it, him, or her. The following assumes stock options have been granted at an exercise price per share at least equal to 100% of the fair market value of the Common Stock on the date of grant.

Tax consequences of non-qualified stock options. The Amended and Restated Plan does not provide for the award of incentive stock options, pursuant to Section 422 of the Internal Revenue Code, but only for the award of non-qualified stock options. In general, an employee, director, or consultant will not recognize income at the time

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of the grant of non-qualified stock options under the Amended and Restated Plan. When an optionee exercises a non-qualified stock option, he or she generally will recognize compensation income equal to the excess, if any, of the fair market value (determined on the day of exercise) of the shares of Common Stock received over the option exercise price. The tax basis of such shares to the optionee will be equal to the exercise price paid plus the amount of compensation income includible in his or her gross income at the time of the exercise. Upon a subsequent sale or exchange of shares of Common Stock acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable capital gain or loss, measured by the difference between the amount realized on the sale or exchange and the tax basis of the shares of Common Stock. The capital gain or loss will be short-term or long-term depending on the holding period of the shares of Common Stock sold.

Tax consequences of stock awards. In general, the recipient of a stock award that is not subject to restrictions will recognize compensation income at the time the shares of Common Stock are received equal to the excess, if any, of the fair market value of the shares of Common Stock received over the amount, if any, the recipient paid in exchange for the shares of Common Stock. If, however, the shares of Common Stock are subject to vesting or other restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture) when the shares of Common Stock are granted (for example, if the employee is required to work for a period of time in order to have the right to sell or transfer the stock), the recipient generally will not recognize income until the shares of Common Stock becomes vested or the restrictions otherwise lapse, at which time the recipient will recognize compensation income equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of vesting (or the date of the lapse of a restriction) less the amount, if any, the recipient paid in exchange for the shares of Common Stock. If the shares of Common Stock are forfeited under the terms of the restricted stock award, the recipient will not recognize income and will not be allowed an income tax deduction with respect to the forfeiture.

A recipient may file an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within 30 days of his or her receipt of a restricted stock award to recognize compensation income, as of the award date, equal to the excess, if any, of the fair market value of the shares of Common Stock on the award date less the amount, if any, the recipient paid in exchange for the shares of Common Stock. If a recipient makes a Section 83(b) election, then the recipient will not otherwise be taxed in the year the vesting or restriction lapses, and, if the stock award is forfeited, it, he or she will not be allowed an income tax deduction. If the recipient does not make a Section 83(b) election, dividends paid to the recipient on the shares of Common Stock prior to the date the vesting or restrictions lapse will be treated as compensation income.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares of Common Stock acquired as stock awards will be the amount paid for such shares plus the amount includible in it, his or her gross income as compensation in respect of such shares.

Withholding and other consequences. Any compensation includible in the income of a recipient will be subject to appropriate income and employment tax withholding.

Tax effect for the Company. We are generally entitled to an income tax deduction in connection with a stock option, RSU or stock award granted under the Amended and Restated Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, the exercise of a non-qualified stock option). Special rules may limit the deductibility of compensation paid for certain employees under Section 162(m) of the Internal Revenue Code to the extent that annual compensation paid to or recognized by any of the foregoing individuals exceeds $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF STOCK OPTIONS, RSUs AND STOCK AWARDS UNDER THE AMENDED AND RESTATED PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A RECIPIENT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE RECIPIENT MAY RESIDE. THE FOREGOING SUMMARY IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, TO AVOID PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.

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Equity Compensation Plan Information

As of December 31, 2021, we had three equity compensation plans, each of which was originally approved by our stockholders: the 2012 Plan, the 2014 Plan and the 2021 Plan (collectively, the “Plans”). The 2012 Plan was amended and restated and approved by our Board in 2016. See “Executive Compensation - Summary of the Company’s Equity Incentive Plans” for a description of the Plans.

The following table presents information regarding the Plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	991,550	$5.44	392,717	(2)

(1)	The securities available under the Plans for issuance and issuable pursuant to exercises of outstanding options may be adjusted in the event of a change in outstanding stock by reason of stock dividends, stock splits, reverse stock splits, etc.

(2)	Until the Amended and Restated Plan is approved by stockholders, commencing on January 1, 2022, on the first trading day of each new fiscal year, the number of shares of Common Stock reserved for issuance under the 2021 Plan increase to fifteen percent (15%) of the number of shares of Common Stock outstanding on such date (January 3, 2022 for fiscal year 2022). If the Amended and Restated Plan is approved, the calculation will be made as of the first trading day of each quarter beginning with the third quarter (or July 1, 2022) as further discussed in Proposal No. 3.

Interests of Directors and Executive Officers

Our current directors and executive officers have substantial interests in the matters set forth in this proposal as equity awards may be granted to them under the 2021 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED PLAN IN PROPOSAL NO. 3.

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PROPOSAL NO. 4

ADVISORY NON-BINDING VOTE ON EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, the Board is seeking advisory (non-binding) stockholder approval on the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote provides stockholders with the opportunity to endorse or not endorse the compensation of our named executive officers.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our strategic goals and success. Under our executive compensation program, our named executive officers receive compensation related to the attainment of financial and other performance measures that, the Board believes, promotes the creation of long-term stockholder value and positions the Company for both near-term and long-term growth and success. Please read “Executive Compensation” for additional details about our executive compensation programs, including information about fiscal year 2020 and 2021 compensation of our named executive officers.

The Compensation Committee bases its executive compensation decisions on our compensation objectives, which include the following:

•	aligning management’s incentives with the interests of our stockholders;

•	providing competitive compensation to our named executive officers;

•	rewarding named executive officers for past performance and motivating them to excel in the future; and

•	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs, which include a mix of fixed and performance-based compensation, and the terms of long-term incentive awards granted to our named executive officers, are all designed to motivate our named executive officers to achieve improved performance, align compensation with performance measures and stockholder interests, and enable us to attract, retain, and motivate talented executive officers, while at the same time creating a close relationship between performance and compensation. The Compensation Committee and the Board believe that the design of the Company’s executive compensation program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers by approving the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board and may not be construed as overruling a decision by the Board or the Compensation Committee, or create or imply any additional fiduciary duty on the Board or our Directors. It will also not affect any compensation previously paid or awarded to any executive. The Board and the Compensation Committee value the opinions of our stockholders, however, and will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers and will evaluate whether any actions are necessary in this regard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Transactions with Related Persons

We have adopted a written policy requiring that all related person transactions be reported to our executive management and/or the Board and approved or ratified by the Audit Committee. In completing its review of proposed related person transactions, the Audit Committee considers the aggregate value of the transaction, whether the transaction was undertaken in the ordinary course of business, the nature of the relationships involved, and whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

We believe the terms of any transactions with related persons are as fair to us as those obtainable from unaffiliated third parties.

The following is a summary of transactions between the Company and certain related persons, as required to be disclosed under applicable SEC rules, that occurred since January 1, 2020, and any ongoing related relationships with related persons:

MeOH Power, Inc.

On December 18, 2013, MeOH Power, Inc. and the Company executed a Senior Demand Promissory Note (the “Note”) in the amount of approximately $380 thousand to secure the intercompany amounts due to the Company from MeOH Power, Inc. upon the deconsolidation of MeOH Power, Inc. Interest accrues on the Note at the Prime Rate in effect on the first business day of the month, as published in the Wall Street Journal. At the Company’s option, all or part of the principal and interest due on this Note may be converted to shares of common stock of MeOH Power, Inc. at a rate of $0.07 per share. Interest began accruing on January 1, 2014. The Company recorded a full allowance against the Note. As of December 31, 2021 and December 31, 2020, approximately $329 thousand and $321 thousand, respectively, of principal and interest are available to convert into shares of common stock of MeOH Power, Inc. Any adjustments to the allowance are recorded as miscellaneous expense during the period incurred.

Legal Services

During the years ended December 31, 2021 and December 31, 2020, the Company incurred approximately $19 thousand and $95 thousand, respectively, to Couch White, LLP for legal services associated with contract review. During 2022 (through April 1, 2022), the Company incurred approximately $1 thousand to Couch White, LLP for various corporate and governance matters. A partner at Couch White, LLP is an immediate family member of Thomas J. Marusak, one of our directors. We anticipate using Couch White for certain legal services in the future.

Harmattan Energy, Ltd. Transactions

On January 8, 2020, the Company formed SCI as a wholly-owned subsidiary to pursue a new business line focused on cryptocurrency and the blockchain ecosystem. In connection with this new business line, SCI established a facility to mine cryptocurrencies and integrate with the blockchain network. Pursuant to an Operating and Management Agreement dated January 13, 2020, by and between SCI and Harmattan Energy, Ltd. (formerly known as Soluna Technologies, Ltd., “HEL”), a Canadian company that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications, HEL assisted the Company, and later SCI, in developing, and is now operating, the cryptocurrency mining facility. The Operating and Management Agreement requires, among other things, that HEL provide project sourcing services to SCI, including acquisition negotiations and establishing an operating model, investments/financing timeline, and a project development path, as well as developmental and operational services, as directed by SCI, with respect to the applicable cryptocurrency mining facility in exchange for SCI’s payment to HEL of a one-time management fee ranging from $65,000 to $350,000 and profit-based success payments in the event that SCI achieves explicit profitability thresholds. These agreements also provided that once aggregate earnings before interest, taxes, depreciation and amortization of the applicable mine exceeded the total amount of funding provided by SCI to HEL (whether pursuant to the applicable agreement or otherwise) for the purposes of creating, developing, assembling, and constructing the mine (the “Threshold”), HEL was entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation and amortization of the mine. As of the date of this Proxy Statement, approximately $237 thousand of payments have been made, as certain thresholds have been achieved, compared to no payments in 2020 as thresholds were not achieved. Pursuant to the Operating and Management Agreement, during the developmental phase of the cryptocurrency mining

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facility, which ended on March 14, 2020, HEL gathered and analyzed information with respect to SCI's cryptocurrency mining efforts and produced budgets, financial models, and technical and operational plans, including a detailed business plan, that it delivered to SCI in March 2020 (the “Deliverables”), all of which was designed to assist with the efficient implementation of a cryptocurrency mine. The agreement provided that, following SCI’s acceptance of the Deliverables, which occurred on March 23, 2020, HEL, on behalf of SCI, would commence operations of the cryptocurrency mine in a manner that would allow SCI to mine and sell cryptocurrency. In that regard, on May 21, 2020, SCI acquired the intellectual property of GigaWatt, Inc. (“GigaWatt”) and certain other property and rights of GigaWatt associated with GigaWatt’s operation of a crypto-mining operation located in Washington State. The acquired assets formed the cornerstone of SCI’s current cryptocurrency mining operation. SCI sells for U.S. dollars all cryptocurrency it mines and is not in the business of accumulating cryptocurrency on its balance sheet for speculative gains. On October 22, 2020, SCI loaned HEL approximately $112 thousand to acquire additional assets from the bankruptcy trustee for GigaWatt’s assets. On the same day, HEL transferred title of the assets to SCI, which under the terms thereof paid off the note.

On November 19, 2020, SCI and HEL entered into a second Operating and Management Agreement related to a potential location for a cryptocurrency mine in the Southeast United States. In accordance with the terms of the agreement, which are consistent with the first Operating and Management agreement noted above, HEL is entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation and amortization of the mine. SCI paid HEL approximately $150 thousand in 2020 and $221 thousand for the year ended December 31, 2021 related to the one-time fees.

On December 1, 2020, SCI and HEL entered into a third Operating and Management Agreement with respect to a potential location for a cryptocurrency mine in the Southwestern United States. In accordance with the terms of the agreement, which are consistent with the first Operating and Management agreement noted above, HEL is entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation and amortization of the mine. SCI paid HEL $38 thousand during 2020 in relation to the one-time fees; this target location did not meet the business requirements to continue pursuing the potential acquisition, and as a result SCI will not make any further payments to HEL under this agreement.

On February 8, 2021, SCI and HEL entered into a fourth Operating and Management Agreement related to a potential location for a cryptocurrency mine in the Southeast United States. In accordance with the terms of the agreement, which are consistent with the first Operating and Management agreement noted above, HEL is entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation and amortization of the mine. SCI paid HEL approximately $544 thousand during the year ended December 31, 2021 in relation to the one-time fees.

As of December 31, 2021 and 2020, the Company paid approximately $245 and $77 thousand in expense reimbursements and other related fees in addition to the Operating and Management payments.

Each Operating and Management Agreement, all of which were terminated effective November 5, 2021, pursuant to the Termination Agreement (defined below), among other things, required that HEL provide project sourcing services to SCI, including acquisition negotiations and establishing an operating model, investments/financing timeline, and project development path.

Simultaneously with entering into the initial Operating and Management Agreement with HEL, the Company, pursuant to a purchase agreement it entered into with HEL, made a strategic investment in HEL by purchasing 158,730 Class A Preferred Shares of HEL for an aggregate purchase price of approximately $500 thousand on January 13, 2020. After acceptance of the Deliverables, as required by the terms of the purchase agreement, on March 23, 2020, the Company purchased an additional 79,365 Class A Preferred Shares of HEL for an aggregate purchase price of approximately $250 thousand. The Company also has the right, but not the obligation, to purchase additional equity securities of HEL and its subsidiaries (including additional Class A Preferred Shares of HEL) if HEL secures certain levels or types of project financing with respect to its own wind power generation facilities. Each preferred share may be converted at any time and without payment of additional consideration, into Common shares. The Company has additionally entered into a Side Letter Agreement, dated January 13, 2020, with HEL Technologies Investment I, LLC, a Delaware limited liability company that owns, on a fully diluted basis, 57.9% of HEL and is controlled by a Brookstone Partners-affiliated director of the Company. The Side Letter Agreement provides for the transfer to the Company, without the payment of any consideration by the Company, of additional Class A Preferred Shares of HEL in the event HEL issues additional equity below agreed-upon valuation thresholds.

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On October 29, 2021, the Company completed its acquisition of Soluna Callisto (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of August 11, 2021, by and among the Company, SCI Merger Sub, Inc. (the “Merger Sub”), and Soluna Callisto (the “Merger Agreement”). The purpose of the transaction was for SCI to acquire substantially all of the assets (other than those assets physically located in Morocco) formerly held by HEL, which assets consisted of SCI’s existing pipeline of certain cryptocurrency mining projects that HEL previously transferred to SCI, which was formed expressly for this purpose, and to provide SCI with the opportunity to directly employ or retain the services of four individuals whose services it had retained through HEL prior to the merger. As a result of the Merger, each share of common stock of Soluna Callisto issued and outstanding immediately prior to the effective time of the Merger, other than shares of Soluna Callisto common stock owned by Soluna Callisto, the Merger Sub, the Company, or any of their subsidiaries, was cancelled and converted into the right to receive a proportionate share of up to 2,970,000 shares of Common Stock (the “Merger Shares”), payable upon the achievement of certain milestones within five years after the effective date in the Merger, as set forth in the Merger Agreement and the schedules thereto. Based on the closing price of the Common Stock on the Nasdaq Capital Market on October 29, 2021, assuming the issuance of all of the Merger Shares, the aggregate merger consideration has a value of approximately $34.8 million.

Pursuant to the Termination Agreement dated as of August 11, 2021 (the “Termination Agreement”), by and among the Company, SCI, and HEL, on November 5, 2021, the Company issued to HEL 150,000 shares of Common Stock and SCI paid HEL approximately $725 thousand and reimbursed it approximately $75 thousand for transaction-related fees and expense, and the existing Operating and Management Agreements between HEL and SCI were terminated in all respects. In addition, pursuant to the terms of the Termination Agreement, on November 5, 2021, HEL and the Company entered into an Amended and Restated Contingent Rights Agreement that, among other things, amended the existing Contingent Rights Agreement by and between HEL and the Company, dated January 13, 2020, to provide the Company the right to invest directly in certain cryptocurrency mining opportunities being pursued by HEL. In connection with the issuance of 150,000 shares of Common Stock to HEL, the Company filed a registration statement with the SEC on February 14, 2022 to register the resale or other disposition of such shares by HEL.

Several of HEL’s equityholders are affiliated with Brookstone Partners, the investment firm that holds an equity interest in the Company through Brookstone XXIV. The Company’s two Brookstone-affiliated directors also serve as directors and, in one case, as an officer, of HEL and also have ownership interest in HEL. In light of these relationships, the various transactions by and between the Company and SCI, on the one hand, and HEL, on the other hand, were negotiated on behalf of the Company and SCI via an independent investment committee of Board and separate legal representation. The transactions were subsequently unanimously approved by both the independent investment committee and the full Board.

Five of our directors have various affiliations with HEL.

Michael Toporek, our Chief Executive Officer and a director, owns (i) 90% of the equity of Soluna Technologies Investment I, LLC, which owns 57.9% of HEL and (ii) 100% of the equity of MJT Park Investors, Inc., which owns 3.1% of HEL, in each case on a fully-diluted basis. Mr. Toporek does not own directly, or indirectly, any equity interest in Tera Joule, LLC, which owns 9.2% of HEL; however, as a result of his 100% ownership of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in HEL.

In addition, one of the Company’s directors, Matthew E. Lipman, serves as a director and currently acts as President of HEL. Mr. Lipman does not directly own any equity interest in Tera Joule, LLC, which owns 9.2% of HEL; however, as a result of his position as a director and officer of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in HEL. As a result of the relationships and transactions set forth above, the approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in the Company’s transactions with HEL during the year ended December 31, 2020, were approximately $631 thousand and $0, respectively. In addition, the approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in the Company’s transactions with HEL for the years ended December 31, 2021 and 2020, were $19.9 million and $0, respectively.

Our director William P. Phelan serves as an observer on HEL’s board of directors on behalf of the Company.

Our director John Belizaire, who was elected to the Company’s Board of Directors upon the effective time of SCI’s acquisition of Soluna Callisto, is the beneficial owner of 1,317,567 shares of common stock of HEL and 102,380 Class Seed Preferred shares, which are convertible into 86,763 shares of common stock of HEL. These interests

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give Mr. Belizaire an ownership of 10.54% in HEL. Mr. Belizaire also owns interest in HEL indirectly through his 5.0139% interest of Tera Joule, LLC’s 965,945 Class Seed Preferred shares, which are convertible into 818,596 shares of common stock of HEL.

Finally, our director John Bottomley is the beneficial owner of 96,189, or less than 1.0%, of the outstanding shares of common stock of HEL, based on his ownership of options to purchase shares of common stock that are currently exercisable or that become exercisable within 60 days of the date of this Proxy Statement. Messrs. Belizaire and Bottomley are also directors of HEL.

As a result, the approximate dollar value of the amount of Mr. Belizaire’s and Mr. Bottomley’s interest in the Company’s transactions with HEL during the year ended December 31, 2021, were approximately $3.7 million and $257 thousand, respectively.

The Company’s investment in HEL is carried at the cost of investment and is approximately $750 thousand as of December 31, 2021. The Company owns approximately 1.79% of HEL’s common stock, calculated on a fully-diluted basis, as of December 31, 2021. The Company may enter into additional transactions with HEL in the future.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, requires our directors, our executive officers, and persons who beneficially own of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Common Stock and other equity securities on a Form 3 and report of changes in such ownership on a Form 4 or Form 5. Officers, directors, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of all Forms 3, 4, and 5 and amendments thereto furnished to us during the most recent fiscal year and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year except as follows: two Form 4 were filed late by Ms. Thomas, one Form 4 and one Form 3 were filed late by Ms. O’Reilly, one Form 4 was filed late by Mr. Marusak, and one Form 3 was filed late by Mr. Madhavji.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board, or a particular director, may send a letter to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

CODE OF CONDUCT AND ETHICS

We have adopted a Code of Conduct and Ethics for employees, officers and directors. A copy of the Code of Conduct and Ethics is available on our website at https://www.solunacomputing.com/investors/governance.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Jessica L. Thomas, age 48, joined the Company as our Chief Financial Officer in July 2020. Ms. Thomas supervises the Company’s financial reporting, treasury, human resources, and risk management. Prior to her employment with the Company, Ms. Thomas served as Director of Optimization for Pregis, LLC, a provider of protective packaging materials, from 2014 through July 2020, where she was responsible for operations, system, and financial optimization. From 2009 through 2014, Ms. Thomas worked at Plasan NA as Manager of Budget & Control and Financial Planning & Analysis and was also responsible for compliance with government contracting, including monitoring compliance

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with Defense Contract Audit Agency and Federal Acquisition Regulations. From 2007 to 2009, Ms. Thomas was a Senior Staff Auditor at Cruden & Company, CPA’s PLLC. Ms. Thomas has also held positions in the banking industry as an officer at Key Bank and a Bank Branch Manager at M&T Bank. Ms. Thomas received a bachelor’s degree in Business Administration and Accounting from Siena College and an M.B.A. in Finance & International Finance from Northeastern University. Ms. Thomas obtained her Certified Public Accountant license in May 2009, has been a member of the American Institute of Certified Public Accountants (AICPA) since 2005, and holds the Chartered Global Management Accountant (CGMA) designation.

Moshe Binyamin, age 52, joined MTI Instruments in September 2019 and served as the Director of Market Management and Strategic Growth until January 2020, when he was appointed Chief Operating Officer responsible for all operational aspects of the Company. In May 2020, he was appointed as President of MTI Instruments. Prior to joining MTI Instruments, Mr. Binyamin served in several roles with Datto Inc. (formerly Autotask Corp.), a cybersecurity and data backup company. During his 12-year tenure there, his positions included Director of Market Management from 2017 to 2019, in which he was responsible for the achievement of strategic objectives for Autotask Workplace (File Sync and Share) and Autotask Endpoint Backup products, and Director of Strategic Programs from 2014 to 2017, in which he was responsible for the co-ordination and management of all company-wide strategic projects as part of Autotask’s accelerated growth initiatives as set forth by Autotask’s executive team and Vista Equity Partners’ Autotask board. Prior to joining Datto, Mr. Binyamin was the Global Product Manager for Pitney Bowes (Formerly MapInfo). Mr. Binyamin is a graduate of Vista Equity Partner’s exclusive HPLP (High Potential Leadership Program) with focus on business administration, management, and operations. He holds a Computer Analyst in Applied Science degree, obtained in 1991, from Israeli Defense Forces. On April 11, 2022, in connection with our sale of MTI Instruments, Mr. Binyamin ceased being one of our executive officers.

Our executive officers are elected or appointed by the Board and hold their respective offices until their respective successors are elected and qualified or until their earlier resignation or removal.

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EXECUTIVE COMPENSATION

Compensation Philosophy

The primary objectives of our compensation policies are to attract, retain, motivate, develop, and reward our management team for executing our strategic business plan, thereby enhancing stockholder value, while recognizing and rewarding individual and Company performance. These compensation policies include: (i) an overall management compensation program that is competitive with companies of similar size or within our industries and (ii) long-term incentive compensation in the form of stock-based compensation that is aimed towards encouraging management to continue to focus on stockholder returns. Our executive compensation program ties a substantial portion of our executives’ overall compensation to key strategic, financial, and operational goals, including: establishing and maintaining customer relationships; signing original equipment manufacturer agreements; meeting revenue targets and profit and expense targets; introducing new products; progressing products towards manufacturing; and improving operational efficiency.

We believe that potential equity ownership in the Company is important to provide executive officers with incentives to build value for our stockholders. We believe that equity awards provide executives with a strong link to our short-term and long-term performance while creating an ownership culture to maintain the alignment of interests between our executives and our stockholders. When implemented responsibly, we also believe these equity incentives can function as a powerful executive retention tool.

The Compensation Committee of the Board, consisting entirely of independent directors, administers our compensation plans and policies, including the establishment of policies that govern base salary as well as short-term and long-term incentives for our executive management team.

Summary of Cash and Other Compensation

The following table sets forth the total compensation awarded to, earned by, or paid to, for services rendered in all capacities to the Company during the fiscal years ended December 31, 2021 and December 31, 2020, our “named executive officers,” as defined in SEC rules.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Michael Toporek Chief Executive Officer	2021	240,423				3,420,000	(2)				3,660,423
	2020	20,192	-	-		-		-	-	-	20,192
Jessica L. Thomas Chief Financial Officer	2021	233,482		347,250	(3)						580,732
	2020	73,326	-	18,153	(4)	17,500	(4)	-	-	-	108,979
Moshe Binyamin President and Chief Executive Officer of MTI Instruments(5)	2021	180,247	115,000	-		-		-	-	-	295,247
	2020	162,058	46,000	18,153	(6)	18,750	(6)	-	-	-	244,961

(1)	Amounts shown are the compensation cost for the award recognized by us for financial reporting purposes pursuant to Financial Accounting Standards Board Accounting Standards CodificationTM Topic 718, “Compensation—Stock Compensation” (“ASC 718”). Please see Note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for details on assumptions used to determine grant date fair value of the awards.
(2)	Mr. Toporek was granted 500,000 stock options with an exercise price of $6.84 per share. The stock options vest in equal installments on the first, second and third anniversaries of May 13, 2021, so long as Mr. Toporek remains in the service of the Company on each such anniversary and expire five years after each applicable vesting date.
(3)	Ms. Thomas was granted 25,000 restricted stock units on November 23, 2021.
(4)	Ms. Thomas was granted 5,001 restricted stock awards and was granted 25,000 stock options on July 1, 2020 with an exercise price of $0.70 per share.
(5)	On April 11, 2022, in connection with our sale of MTI Instruments, Mr. Binyamin ceased being one of our executive officers.
(6)	Mr. Binyamin was granted 25,000 stock options with an exercise price of $0.75 per share and was granted 5,001 shares of stock.

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Base Salary and Cash Incentives of our Chief Executive Officer and Chief Financial Officer

As further described below, pursuant to his employment agreement with the Company, Mr. Toporek is entitled to receive an annual base salary of $300,000 or such higher figure as may be agreed upon from time to time by the Board. Mr. Toporek is also eligible to receive an annual bonus in accordance with our executive bonus program, which is established annually by the Board at its sole discretion, and, at our sole discretion, an additional, discretionary bonus in connection with his annual evaluation by the Board. Mr. Toporek is also eligible to receive options to purchase shares of Common Stock or other equity awards under our equity incentive plans in such amounts as determined by the Board, and is entitled to such employee benefits, if any, as are generally provided to our full-time employees.

In May 2021, the Compensation Committee approved a cash bonus in an aggregate amount of up to $100,000 based on the satisfaction of certain financial goals to be proposed by Mr. Toporek and approved by the Compensation Committee. Further, the Compensation Committee approved a one-time grant of stock options to purchase 500,000 shares of Common Stock. The stock options vest in equal installments on the first, second and third anniversaries of May 13, 2021, so long as Mr. Toporek remains in the service of the Company on each anniversary. The stock options expire five years after each applicable vesting date.

On June 9, 2021, the Compensation Committee approved an increase in the base compensation payable to Ms. Thomas from $159,650 to $200,000 per year. On September 20, 2021, the Compensation Committee approved an increase in the base compensation payable to Ms. Thomas from $200,000 to $250,000 per year.

In addition to base salary compensation, we consider short-term cash incentives to be an important tool in motivating and rewarding near-term performance against established short-term goals. We do not utilize a specific formula, but executive management is eligible for cash awards contingent upon achievement of individual, financial, or Company-wide performance criteria. The criteria are established to ensure that a reasonable portion of an executive’s total annual compensation is performance-based.

We believe that the higher an executive’s level of responsibility, the greater the portion of that executive’s total earnings potential should be tied to the achievement of critical technological, operational, and financial goals. We believe that this strategy places the desired proportionate level of risk and reward on performance by the executive officers.

While performance targets are established at levels that are intended to be achievable, we believe that we have structured these incentives so that maximum bonus payouts would require a substantial level of both individual and Company performance.

Employment Agreements

Michael Toporek

In connection with the continued employment of Michael Toporek as our Chief Executive Officer, effective as of January 14, 2022, the Company entered into an employment agreement with Michael Toporek (the “Toporek Employment Agreement”), which was approved by the Compensation Committee.

Pursuant to the Toporek Employment Agreement, Mr. Toporek agreed to continue to serve as our Chief Executive Officer for an initial term of three years, to be extended automatically for successive one-year periods, in consideration for an annual cash salary of $300,000, which will be subject to annual review by the Board or the Compensation Committee and may be increased from time to time by the Board or the Compensation Committee (“Toporek Base Salary”). The Toporek Employment Agreement provides for (i) annual performance bonuses based on attainment of one or more individual or business performance goals proposed by Mr. Toporek and approved by the Compensation Committee in its sole discretion (the “Annual Performance Bonus” and such target Annual Performance Bonus for a given calendar year, the “Target Performance Bonus”); (ii) a one-time option previously granted by the Compensation Committee on May 13, 2021, to purchase 500,000 shares of the Common Stock at a per -share exercise price equal to $6.84 per share, subject to vesting over a three-year period after the grant date and all of the other terms and conditions of the 2021 Plan and an individual award agreement entered into between the Company and Mr. Toporek; (iii) future outperformance awards upon attainment of each Market Capitalization Growth Target (as defined in the Toporek Employment Agreement) which will be fully vested upon grant and delivered subject to certain conditions as set forth in the Toporek Employment Agreement; and (iv) eligibility for employee benefit plans in effect until Mr. Toporek’s employment with the Company is terminated.

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Pursuant to the Toporek Employment Agreement, if Mr. Toporek is terminated for any reason other than termination without cause or resignation for good reason, he is entitled to receive (i) a lump sum payment in the amount equal to the sum of Mr. Toporek’s earned but unpaid Toporek Base Salary through the date of termination, (ii) his earned but unpaid Annual Performance Bonus for the calendar year preceding the date of termination, (iii) his accrued but unused vacation days as of the date of termination, (iv) reimbursement for any unreimbursed business expenses incurred through the date of termination, and (v) any other benefits or rights Mr. Toporek will have accrued or earned through his date of termination under the terms of any employee benefit plan. Additionally, if Mr. Toporek is terminated without cause or he resigns for good reason, subject to satisfaction of certain release conditions, he will also be entitled to coverage under any health insurance plan covering Mr. Toporek for 12 months after the termination of his employment, one year of his then-current Toporek Base Salary and the Target Performance Bonus for the calendar year containing the date of termination, both paid in a single lump sum in cash on the first regular Company payroll date next following the 60th calendar day following the date of termination.

Moshe Binyamin

In connection with the continued employment of Moshe Binyamin as President of MTI Instruments, effective January 20, 2022, the Company entered into an employment agreement with Moshe Binyamin (the “Binyamin Employment Agreement”), which was approved by the Compensation Committee. In addition, also effective as of January 20, 2022, the Board elected Mr. Binyamin, to the offices of President and Chief Executive Officer of MTI Instruments.

Pursuant the Binyamin Employment Agreement, Mr. Binyamin agreed to serve as President and Chief Executive Officer of MTI Instruments for an initial term of 24 calendar months, to be extended automatically for successive 12-month periods, in consideration for an annual cash salary of $180,350, which will be subject to annual review by the Board or its Compensation Committee and may be increased from time to time at the Board or the Compensation Committee’s sole discretion (“Binyamin Base Salary”). The Binyamin Employment Agreement provides for: performance bonuses as determined by the Compensation Committee; a cash incentive payment in the event of a Change in Control (as defined in the Binyamin Employment Agreement) occurring while Mr. Binyamin is in active employment or within three months following its termination by death, disability, without cause or his resignation for good reason, based on the consideration received by MTI Instruments following a Change in Control; and employee benefits in accordance with our policies, and remain in effect until Mr. Binyamin’s employment with MTI Instruments is terminated.

Pursuant to the Binyamin Employment Agreement, if Mr. Binyamin is terminated for any reason other than termination without cause or resignation for good reason, he is entitled to receive (i) a lump sum payment in an amount equal to the sum of Mr. Binyamin’s earned but unpaid Binyamin Base Salary through the date of termination, (ii) his earned but unpaid Annual Performance Bonus (as defined in the Binyamin Employment Agreement) for the calendar year preceding the date of termination, (iii) his accrued but unused vacation days as of the date of termination, (iv) reimbursement for any approved and unreimbursed business expenses incurred through the date of termination, and (v) any other benefits or rights Mr. Binyamin will have accrued or earned through his date of termination under the terms of any employee benefit plan. Additionally, if Mr. Binyamin is terminated without cause or if he resigns for good reason, subject to satisfaction of certain release conditions, he will also be entitled to coverage under any health insurance plan covering Mr. Binyamin, for 12 months after the termination of his employment, 12 months of his then-current Binyamin Base Salary payable in 12 equal monthly installments, and any Performance Bonus (as defined in the Binyamin Employment Agreement) earned but unpaid for the most recently completed bonus year preceding the date of termination, paid in a single lump sum in cash on the first regular Company payroll date next following the 60th calendar day following the date of termination.

In connection with the sale of MTI Instruments effective April 11, 2022, Mr. Binyamin received a Transaction Bonus (as defined in the Binyamin Employment Agreement) of $39,975, calculated pursuant to such agreement as the sum of the following amounts:

(1)	Five and one third percent (5.33%) of the “Gross Sales Price” (as defined below) exceeding ten million dollars ($10,000,000) but not exceeding twelve million dollars ($12,000,000), but only if the Company achieves its budget targets (as determined by the Board in its sole and absolute discretion), plus

(2)	Three and one third percent (3.33%) of the Gross Sales Price exceeding twelve million dollars ($12,000,000) but not exceeding fifteen million dollars ($15,000,000), plus

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(3)	Two percent (2.0%) of the Gross Sales Price exceeding fifteen million dollars ($15,000,000) but not exceeding twenty million dollars ($20,000,000), plus

(4)	Four percent (4.0%) of the Gross Sales Price exceeding twenty million dollars ($20,000,000).

For purposes of the Binyamin Employment Agreement, “Gross Sales Price” means the aggregate dollar amount of any cash consideration, plus the aggregate fair market value of any non-cash consideration, received or to be received by the Company or its equity holders directly as a result of a Change in Control. The Gross Sales Price will be determined by the Board in its sole and absolute discretion, and such determination will be final and binding on Mr. Binyamin and the Company. The Transaction Bonus, if any, to which Mr. Binyamin becomes entitled hereunder shall be paid to Mr. Binyamin in a single lump sum in cash within sixty (60) calendar days following the consummation of the Change in Control.

In addition, effective as of the April 11, 2022, the Compensation Committee approved the vesting of all of Mr. Binyamin’s unvested options and restricted stock awards.

Long-Term Equity Incentive Compensation

Equity awards typically take the form of stock options, restricted stock grants, or restricted stock units under our equity compensation plans. Authority to make equity awards to executive officers rests with the Compensation Committee. In determining the size of awards for new or current executives, the Compensation Committee consider the competitive market, strategic plan performance, contribution to future initiatives, benchmarking of comparative equity ownership for executives in comparable positions at similar companies, individual option history, and recommendations of our Chief Executive Officer and Chairman.

We generally base our criteria for performance-based equity awards on one or more of the following long-term measurements:

•	procurement and maintenance of original equipment manufacturer alliance/strategic agreements;

•	manufacturing readiness;

•	financing targets;

•	gross revenue and profit goals;

•	operating expense improvements; and

•	product launches, new product introductions, or improvements to existing products or product-intent prototypes.

These performance measurements support various initiatives identified by the Board as critical to our future success, and are either expressed as absolute in terms of success or failure or will be measured in more qualitative terms.

The timing of all equity awards for our named executive officers have coincided with either employment anniversary dates or our annual meeting dates, or such equity awards are granted at the next scheduled meeting of the Compensation Committee following the completion or assignment of the applicable objectives. We do not time equity grants to our executives in coordination with the release of material non-public information, nor do we impose any equity ownership guidelines on our executives.

Outstanding Equity Awards at Fiscal Year End

The following table provides information as to equity awards granted by the Company and held by Michael Toporek and Jessica Thomas and outstanding as of December 31, 2021.

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	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Michael Toporek	5,625	(1)	1,875			0.90	12/12/2028	—	—
			500,000	(2)			5/13/2027
Jessica L. Thomas	6,250		18,750			0.70	07/01/2030	—		5,000	18,150
Moshe Binyamin	7,500	(3)	7,500			0.83	08/28/2029	—		5,000	18,150
	6,250	(4)	18,750			0.75	07/01/2029

(1)	The remaining stock options will vest on 12/12/2022.
(2)	The stock options are scheduled to vest in equal installments on the first, second and third anniversaries of May 13, 2021, so long as Mr. Toporek remains in the service of the Company on each such anniversary.
(3)	The remaining stock options will vest in equal installments on August 28, 2022 and August 28, 2023. Effective as of the April 11, 2022, the Compensation Committee approved the vesting of all of Mr. Binyamin’s unvested options and restricted stock awards.
(4)	The remaining stock options will vest in equal installments on July 15, 2022, July 15, 2023, and July 15, 2024.

Director Compensation for Fiscal Year 2021

On December 21, 2020, the Board’s Compensation Committee authorized non-employee directors to continue to receive cash compensation of $5,000 per quarter, with additional consideration for the Chairman of the Board of $1,250 per quarter and 10,000 restricted stock awards with a one year vesting. The Compensation Committee also authorized an on-boarding restricted stock award of 7,500 units for any new board members joining the Board in 2021. These restricted stock awards would have a vesting period of three years, with vesting of 2,500 units per year. In March 2021, the Compensation Committee approved on-boarding stock options for Mr. Madhavji and Mr. Hazelip, which stock options shall vest in three equal annual installments beginning on March 25, 2022. On May 13, 2021, the Board approved (a) payment of annual cash compensation to the members of the Board, as follows: (i) $35,000 per annum to the director then serving as the chairperson of the Board, (ii) $25,000 per annum to each director then serving as a chairperson of any of the committees of the Board and (iii) $20,000 per annum to each other director then serving as member of the Board, and (b) payment of stock options compensation of 26,600 stock options to each of Mr. Hazelip, Mr. Hirshfield, Mr. Lipman, Mr. Madhavji, Mr. Marusak, Mr. Michaels, and Mr. Phelan. Future director compensation will be determined by the Compensation Committee. Directors who are also our employees, in particular Mr. Toporek and Mr. Belizaire, are not compensated for serving on the Board.

The following table details the total compensation of the directors for the fiscal year ended December 31, 2021 for service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock awards ($)(2)(3)	Stock options ($)(5)	Total ($)
John Bottomley	3,333	-	-	3,333
William Hazelip	16,667	83,250	366,532	466,449
Edward R. Hirshfield	23,750	83,250	200,032	307,032
Matthew E. Lipman	20,000	83,250	200,032	303,282
Alykan Madhavji(4)	16,667	83,250	366,532	466,449
Thomas J. Marusak	23,750	83,250	200,032	307,032

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Name	Fees Earned or Paid in Cash ($)(1)	Stock awards ($)(2)(3)	Stock options ($)(5)	Total ($)
David C. Michaels	32,500	111,000	200,032	343,532
William P. Phelan	20,000	83,250	200,032	303,032
Michael Toporek	-	-	-	-
John Belizaire	-	-	-	-

(1)	The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by the directors in 2021, consisting of a $5,000 quarterly cash fee and an additional $1,250 for the first quarter of 2021 and beginning with the second quarter of 2021, $3,750 for each quarter for Mr. Michaels for service as the Chairman of the Board and $1,250 for each quarter for Mr. Hirshfield and Mr. Marusak for serving as the Chair of Nominating and Corporate Governance Committee and Compensation Committee, respectively, of the Board. Directors who served for less than a full quarter received prorated fees based on the length of their service. Mr. Toporek and Mr. Belizaire were not compensated for serving on the Board because they were employees of the Company.

(2)	The amount equals 7,500 shares of restricted stock units for Mr. Hazelip and Mr. Madhavji, and 7,500 shares of restricted stock awards for Mr. Hirshfield, Mr. Lipman, Mr. Marusak, and Mr. Phelan multiplied by the closing price of such shares on March 25, 2021, the award date, with the exception of stock awards for Mr. Michaels. For Mr. Michaels, the amount equals 10,000 shares of restricted stock units multiplied by the closing price of such shares on March 25, 2021, the award date. Amounts shown are also the compensation cost for the award recognized by us for financial reporting purposes pursuant to ASC 718 (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. All shares of restricted stock awards and units vest in three equal annual installments beginning on March 25, 2022, which is the first anniversary of the date on which the awards were granted.

(3)	Mr. Toporek and Mr. Belizaire were not compensated for serving on the Board because they were employees of the Company. In addition, Mr. Bottomley did not receive stock awards for serving on the Board in 2021.

(4)	Mr. Madhavji was appointed to the Board in February 2021 and his term will expire at the Annual Meeting.

(5)	Mr. Madhavji and Mr. Hazelip received 15,000 stock options on March 25, 2021 when they were appointed to the Board. The amount equals 15,000 stock options multiplied by the grant price at the closing date of the stock options issuance. These stock options will vest in three equal annual installments beginning on March 25, 2022. On May 13, 2021, Mr. Hazelip, Mr. Hirshfield, Mr. Lipman, Mr. Madhavji, Mr. Marusak, Mr. Michaels, and Mr. Phelan were granted 26,600 stock options, in which the amount equals 26,600 stock options multiplied by the grant price at the closing date of such shares. Such stock options granted to Mr. Hazelip, Mr. Hirshfield, Mr. Lipman, Mr. Madhavji, Mr. Marusak, Mr. Michaels, and Mr. Phelan are exercisable immediately.

Summary of the Company’s Equity Incentive Plans

General Plan Information

As of December 31, 2021, the Company had three equity compensation plans pursuant to which equity awards could be granted or under which equity awards were outstanding – the Amended and Restated 2012 Plan (the “2012 Plan”), the 2014 Equity Incentive Plan (the “2014 Plan”), and the 2021 Plan (together with the 2012 Plan and the 2014 Plan, the “Plans”).

2012 Plan

The 2012 Plan, was adopted by the Board on April 14, 2012 and approved by our stockholders on June 14, 2012. The 2012 Plan was amended and restated by the Board effective October 20, 2016 to (i) permit the award agreement or another agreement entered into between the Company and the award grantee to vary the method of exercise of options issued under the 2012 Plan and (ii) permit another agreement entered into between the Company and the award grantee, in addition to the award agreement, to vary the provisions governing expiration of options or other awards under the 2012 Plan following termination of the award recipient’s service with the Company. The 2012 Plan provides that an aggregate of 600,000 shares of Common Stock may be awarded or issued pursuant to the 2012 Plan. The number of shares of Common Stock that may be awarded under the 2012 Plan and awards outstanding may be subject to adjustment on account of any recapitalization, reclassification, stock split, reverse stock split, and other dilutive changes in the Common Stock. Under the 2012 Plan, the Board is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to employees, officers, directors, consultants, and advisors of the Company and its subsidiaries. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of December 31, 2021, options to purchase 138,466 shares of Common Stock were outstanding under the 2012 Plan, of which 71,125 were exercisable, with 1,750 shares reserved for future grants of equity awards under the 2012 Plan.

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2014 Plan

The 2014 Plan was adopted by the Board on March 12, 2014 and approved by our stockholders on June 11, 2014. The 2014 Plan provides an aggregate number of 500,000 shares of Common Stock that may be awarded or issued under the 2014 Plan. The number of shares that may be awarded under the 2014 Plan and awards outstanding may be subject to adjustment on account of any stock dividend, spin-off, stock split, reverse stock split, split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, exchange of shares, or the like. Under the 2014 Plan, the Board-appointed administrator of the 2014 Plan is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, phantom stock, performance awards, and other stock-based awards to employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company or any affiliate of the Company. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of December 31, 2021, options to purchase 179,852 shares of Common Stock were outstanding under the 2014 Plan, of which 128,475 were exercisable, with 9,375 shares reserved for future grants of equity awards under the 2014 Plan.

2021 Plan

The 2021 Plan was initially adopted by the Board on February 12, 2021, and approved by the stockholders on March 25, 2021, and amended and restated on October 29, 2021. The Board is presenting a further amendment and restatement of the 2021 Plan for stockholder approval at the Annual Meeting as further discussed in this Proxy Statement. The 2021 Plan authorizes the Company to issue such shares of Common Stock upon the exercise of stock options, the grant of restricted stock awards, and the conversion of restricted stock units (collectively, the “Awards”). The Compensation Committee has full authority, subject to the terms of the 2021 Plan, to interpret the 2021 Plan and establish rules and regulations for the proper administration of the 2021 Plan. Subject to certain adjustments as provided in the 2021 Plan, the maximum aggregate number of shares of Common Stock that may be issued under the 2021 Plan (i) pursuant to the exercise of stock options, (ii) as restricted stock, and (iii) as available pursuant to restricted stock units shall be limited to (A) during the Company’s fiscal year ending December 31, 2021, 1,460,191 shares of Common Stock, and (B) beginning with the Company’s fiscal year ending December 31, 2022), 15% of the number of shares of Common Stock outstanding. Subject to certain adjustments as provided in the 2021 Plan, (i) shares of Common Stock subject to the 2021 Plan shall include shares of Common Stock forfeited in a prior year and (ii) the number of shares of Common Stock that may be issued under the 2021 Plan may never be less than the number of shares of Common Stock that are then outstanding under Award grants. As of December 31, 2021, options to purchase 1,078,599 shares of Common Stock were outstanding under the 2021 Plan, of which 186,200 were exercisable, with 381,592 shares reserved for future grants of equity awards under the 2021 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents certain information as of December 31, 2021, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	991,550	$5.44	392,717	(2)

(1)	The securities available under the Plans for issuance and issuable pursuant to exercises of outstanding options may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc.
(2)	Subject to the Amendment, commencing on January 1, 2022, on the first trading day of each new fiscal year, the number of shares of Common Stock reserved for issuance under the 2021 Plan will automatically increase by fifteen percent (15%) of the number of shares of Common Stock outstanding on such date.

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Prerequisites and Other Benefits

Our executive officers are eligible to participate in similar benefit plans available to all our other employees including medical, dental, vision, group life, disability, accidental death and dismemberment, paid time off, and 401(k) plan benefits.

We also maintain a standard directors and officers liability insurance policy with coverage similar to the coverage typically provided by other small publicly-held technology companies.

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ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding shares of Common Stock beneficially owned as of April 1, 2022, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(2)	Number(2)	Percent of Class(1)
Executive Officers
Michael Toporek(5)(10)	3,926,426	28.0%
John Belizaire(15)	87,197	*
Jessica L. Thomas(3)	13,750	*
Moshe Binyamin(4)	26,671	*
Mary Jennifer O’Reilly(16)	3,796	*

Non-Employee Directors
Matthew E. Lipman(7)(10)	3,789,825	27.0%
William P. Phelan(13)	274,475	1.9%
David C. Michaels(9)	171,327	1.2%
Thomas J. Marusak(8)	248,000	1.8%
Edward R. Hirshfield(6)	39,725	*
William Hazelip(12)	34,100	*
Alykhan Madhavji(14)	34,100	*
John Bottomley(11)	-	-

All current directors and executive officer as a group (13 persons)	8,649,392	61.8%

Persons or Groups Holding More than 5% of the Common Stock
Brookstone Partners Acquisition XXIV, LLC (10) 232 Madison Avenue, Suite 600 New York, NY 10016	3,750,000	26.8%

(1)	Based on 14,004,172 shares of Common Stock outstanding on April 1, 2022 and, with respect to each individual holder, rights to acquire shares of Common Stock exercisable within 60 days of April 1, 2022.

(2)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

(3)	Includes 7,500 shares of restricted Common Stock held by Ms. Thomas that are subject to forfeiture and 6,250 shares of Common Stock issuable to Ms. Thomas upon exercise of stock options exercisable within 60 days of April 1, 2022. Excludes 25,000 restricted stock units that vest representing shares of Common Stock, which shall vest as follows: 25% vests 12 months from the date of the grant, or November 23, 2022, and the remaining 75% of restricted stock units vest monthly for the remaining 36 months, in each case subject to Ms. Thomas remaining in the service of the Company on each such vesting date.

(4)	Includes 7,500 shares of restricted common stock held by Mr. Binyamin that are subject to forfeiture and 13,750 shares of common stock issuable to Mr. Binyamin upon exercise of stock options exercisable within 60 days of April 1, 2022. Effective as of the April 11, 2022, the Compensation Committee approved the vesting of all of Mr. Binyamin’s unvested options and restricted stock awards.

(5)	Includes 7,500 shares of restricted Common Stock held by Mr. Toporek that are subject to forfeiture, of which 3,366 were withheld to satisfy Mr. Toporek’s tax obligation upon the vesting of the 7,500 restricted stock units, and 172,292 shares of Common Stock issuable to Mr. Toporek upon exercise of stock options exercisable within 60 days of April 1, 2022. Also includes 3,750,000 shares of Common Stock owned by Mr. Toporek indirectly pursuant to his position with Brookstone XXIV and/or its affiliates.

(6)	Excludes 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vests 12 months from the date of the grant, or January 14, 2023, 33% vests 24 months from the date of the grant, or January

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14, 2024, and 30% vests 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Hirshfield remaining in the service of the Company on each such vesting date. Includes 32,225 shares of Common Stock issuable to Mr. Hirshfield upon exercise of stock options exercisable within 60 days of April 1, 2022.

(7)	Excludes 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vests 12 months from the date of the grant, or January 14, 2023, 33% vests 24 months from the date of the grant, or January 14, 2024, and 30% vests 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Lipman remaining in the service of the Company on each such vesting date. Includes 7,500 shares of restricted common stock held by Mr. Lipman that are subject to forfeiture and 32,225 shares of common stock issuable to Mr. Lipman upon exercise of stock options exercisable within 60 days of April 1, 2022. Also includes 3,750,000 shares of Common Stock owned by Mr. Lipman indirectly pursuant to his position with Brookstone Partners XXIV and/or its affiliates.

(8)	Excludes 20,500 and 20,500 restricted stock units representing shares of Common Stock, which shall vest 12 months from the date of the grant, or January 14, 2023, 33% vests 24 months from the date of the grant, or January 14, 2024, and 30% vests 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Marusak remaining in the service of the Company on each such vesting date. Includes 15,233 shares of restricted Common Stock held by Mr. Marusak that are subject to forfeiture and 54,975 shares of Common Stock issuable to Mr. Marusak upon exercise of stock options exercisable within 60 days of April 1, 2022.

(9)	Excludes 20,500 and 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vests 12 months from the date of the grant, or January 14, 2023, 33% vests 24 months from the date of the grant, or January 14, 2024, and 30% vests 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Michaels remaining in the service of the Company on each such vesting date. Includes 17,733 shares of restricted Common Stock held by Mr. Michaels that are subject to forfeiture and 65,850 shares of Common Stock issuable to Mr. Michaels upon exercise of stock options exercisable within 60 days of April 1, 2022.

(10)	Representatives of Brookstone XXIV have provided us the following information: As the Manager of Brookstone XXIV, Brookstone Partners I.A.C. may be deemed to beneficially own the shares of Common Stock owned directly by Brookstone XXIV. Michael Toporek is President of Brookstone Partners I.A.C. and Matthew Lipman is Secretary of Brookstone Partners I.A.C. and share voting and dispositive power over the shares of Common Stock owned by Brookstone XXIV. As a result of the foregoing, in computing the beneficial ownership of all executive officers and directors, as a group, the 3,750,000 shares of Common Stock owned indirectly by each of Mr. Toporek and Mr. Lipman, as a result of their interests in Brookstone XXIV and/or its affiliates, is only counted once. The address of each of Brookstone XXIV, Brookstone Partners I.A.C., Michael Toporek, and Matthew Lipman is 232 Madison Avenue, Suite 600, New York, New York 10016.

(11)	Excludes 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vests 12 months from the date of the grant, or January 14, 2023, 33% vests 24 months from the date of the grant, or January 14, 2024, and 30% vests 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Bottomley remaining in the service of the Company on each such vesting date. Excludes 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vests 12 months from the date of the grant, or January 26, 2023, 33% vests 24 months from the date of the grant, or January 26, 2024, and 30% vests 36 months from the date of the grant, or January 26, 2025, in each case subject to Mr. Bottomley remaining in the service of the Company on each such vesting date.

(12)	Excludes 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vests 12 months from the date of the grant, or January 14, 2023, 33% vests 24 months from the date of the grant, or January 14, 2024, and 30% vests 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Hazelip remaining in the service of the Company on each such vesting date. Includes 2,500 shares of restricted stock units that have vested as of April 1, 2022 and 31,600 shares of Common Stock issuable to Mr. Hazelip upon exercise of stock options exercisable within 60 days of April 1, 2022.

(13)	Excludes 20,500 and 40,000 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vests 12 months from the date of the grant, or January 14, 2023, 33% vests 24 months from the date of the grant, or January 14, 2024, and 30% vests 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Phelan remaining in the service of the Company on each such vesting date. Excludes 20,500 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vests 12 months from the date of the grant, or January 26, 2023, 33% vests 24 months from the date of the grant, or January 26, 2024, and 30% vests 36 months from the date of the grant, or January 26, 2025, in each case subject to Mr. Phelan remaining in the service of the Company on each such vesting date. Includes 25,000 shares of restricted common stock held by Mr. Phelan that are subject to forfeiture and 29,725 shares of common stock issuable to Mr. Phelan upon exercise of stock options exercisable within 60 days of April 1, 2022.

(14)	Includes 2,500 shares of restricted stock units that have vested as of April 1, 2022 and 31,600 shares of Common Stock issuable to Mr. Madhavji upon exercise of stock options exercisable within 60 days of April 1, 2022. Mr. Madhavji was appointed to the Board on February 24, 2021 and his term will expire at the Annual Meeting.

(15)	Includes 84,171 shares of restricted common stock held by Mr. Belizaire that are subject to forfeiture.

(16)	Excludes 11,086 of 14,782 restricted stock units representing shares of Common Stock, which shall vest as follows: 25% vests 6 months from the date of the grant, or May 1, 2022, the remaining restricted stock units vest ratably over the succeeding 36 month period, with one-thirty-sixth of such shares vesting on the last day of each such complete calendar month. Includes 3,696 shares of restricted stock units that will vest within 60 days of April 1, 2022.

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HEDGING POLICY

The Company’s insider trading policy prohibits hedging transactions by all of our directors, officers, and employees, whether obtained through our employee benefit plans or otherwise. The hedging prohibition in the policy is excerpted below:

Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, directors, officers, and employees are prohibited from engaging in any such transactions.

STOCKHOLDER PROPOSALS

We did not receive any stockholder proposals for inclusion in this Proxy Statement.

In order to be included in the proxy materials for the Company’s annual meeting of stockholders to be held in 2023, stockholder proposals submitted to the Company in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received by us at our offices, 325 Washington Avenue Extension, Albany, New York 12205 on or before December 15, 2022. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

With respect to stockholder proposals to be submitted outside the Rule 14a-8 process for consideration at the 2023 annual meeting of stockholders, if the Company does not receive notice of any such proposal to be presented at the 2023 annual meeting of stockholders on or before February 28, 2023, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

We do not know of any matters that will be brought before the Annual Meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting for which we did not receive notice by April 13, 2022, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person voting them.

By Order of the Board of Directors,

/s/ Jessica L. Thomas
Jessica L. Thomas
Chief Financial Officer and Secretary

Albany, New York
April 13, 2022

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Annex A
Amended and Restated Plan

SOLUNA HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

1.	PURPOSE

The purpose of the Soluna Holdings, Inc. Second Amended and Restated 2021 Stock Incentive Plan (this “Plan”) is to promote the interests of Soluna Holdings, Inc. (the “Company”) and its stockholders by allowing the Company to attract and retain senior managers, employees, directors, consultants, professionals and service providers who provide services to the Company or any of its subsidiaries, provided that such services are bona fide services that are not of a capital-raising nature (“Eligible Persons”). This Plan is expected to contribute to the attainment of these objectives by enabling the Company to compensate Eligible Persons utilizing shares of common stock, par value $0.001 per share, of the Company (“Shares”) in addition to cash, and to grant to Eligible Persons Shares which may be unrestricted or restricted as provided in Section 6 of this Plan (“Restricted Stock”). In addition, this Plan is expected to contribute to the attainment of these objectives by providing for grants to Eligible Persons of (i) the right to receive Shares at a specific future time (“RSUs”) and (ii) stock options (“Options”), which Options may be exercised for Shares.

2.	ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless the Company does not have a Compensation Committee, in which case this Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to the provisions of this Plan, the Committee shall be authorized to interpret this Plan; to establish, amend and rescind any rules and regulations relating to this Plan; and to make all determinations necessary or advisable for the administration of this Plan. The determinations of the Committee in the administration of this Plan, as described herein, shall be final and conclusive. Each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company shall be authorized to implement this Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of this Plan.

3.	ELIGIBILITY

The class of individuals eligible to receive Shares, Restricted Stock, Restricted Stock Units or Options (the “Awards”) under this Plan shall be persons who are Eligible Persons (as defined above). Any holder of an Award granted under this Plan shall hereinafter be referred to as a “Participant” or collectively as “Participants.”

4.	SHARES SUBJECT TO THIS PLAN

(a)	Share Reserve and Limitation of Grants. Subject to adjustment as provided in Section 7 hereof, the maximum aggregate number of Shares that may be issued under this Plan (i) pursuant to the exercise of Options, (ii) as Shares or Restricted Stock and (iii) in settlement of RSUs shall be limited to (A) during the Company’s fiscal year ending December 31, 2021 (the “2021 Fiscal Year”), 1,460,191 Shares, (B) for the period from January 1, 2022 to June 30, 2022, fifteen percent (15%) of the number of Shares outstanding on January 3, 2022, which was the first trading day of 2022, and (C) beginning with the third quarter of the Company’s fiscal year ending December 31, 2022 (the “2022 Fiscal Year”), fifteen percent (15%) of the number of Shares outstanding as of the first trading day of each quarter, net of any Shares awarded in the previous quarter(s). Subject to adjustment as provided in Section 7 hereof, and notwithstanding any provision hereto to the contrary, (i) Shares subject to this Plan shall include Shares reverted back to the Company pursuant to Section 4(b) in a prior year or quarter, as applicable, as provided herein and (ii) the number of Shares that may be issued under this Plan may never be less than the number of Shares that are then outstanding under (or available to settle existing) Awards. For purposes of determining the number of Shares available under this Plan, Shares withheld by the Company to satisfy applicable tax withholding or exercise price obligations pursuant to Section 10(e) of this Plan shall be deemed issued under this Plan.

(b)	Reversion of Shares. In the event that, prior to the date this Plan shall terminate in accordance with Section 8 hereof, any Award granted under this Plan expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of Shares, or any shares of Restricted

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Stock are forfeited back to the Company, then the Shares subject to such Award may be made available for subsequent Awards under the terms of this Plan.

5.	GRANT, TERMS AND CONDITIONS OF OPTIONS

(a)	In General. The Committee may grant Awards in the form of Options. Every Option shall be evidenced by an Option agreement in such form as the Committee shall approve from time to time, specifying the number of Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part and such other terms and conditions as the Committee shall approve and containing or incorporating by reference the terms and conditions set forth in this Section 5.

(b)	Duration. The duration of each Option shall be as specified by the Committee.

(c)	Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price shall be at least one hundred percent (100%) of the Fair Market Value of the Shares on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price.

For purposes of this Plan and except as may be otherwise explicitly provided in this Plan or in any Award agreement, the Fair Market Value of a Share at any particular date shall be determined according to the following rules:

(i)       If the Shares are not at the time listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market LLC (“Nasdaq”) or any of the OTC Markets (“OTC Markets”), then Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Shares in the most recent trade of a substantial number of Shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect;

(ii)       If the Shares of are at the time listed or admitted to trading on any national securities exchange or Nasdaq, then Fair Market Value shall mean the Closing Price (as defined below) for the Shares on such date. The “Closing Price” on any date shall mean the last sale price for the Shares, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national securities exchange or Nasdaq; or

(iii)       If the Shares are at the time traded in the OTC Markets, the average of the closing bid and asked prices, regular way, for the Shares, in either case as reported in the OTC Markets with respect to securities listed or admitted to trading in the OTC Markets.

(d)	Method of Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(f) of the exercise price for the number of Shares for which the Option is exercised. Shares subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of Shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those Shares shall be terminated, unless the Committee otherwise agrees.

(e)	Broker-Assisted Exercises. To the extent permitted by law, any Option may permit payment of the exercise price and payment of any applicable tax withholding from the proceeds of sale through a broker or bank on a date satisfactory to the Committee of some or all of the Shares to which such exercise relates. In such case, the Committee will establish rules and procedures relating to such broker- (or bank-) assisted exercises in a manner intended to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002 and Internal Revenue Code Section 409A including

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as to all Options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the broker or bank must remit payment of the exercise price and applicable tax withholding, the interest or other earnings attributable to the payment and the method of funding, if any, attributable to the payment.

(f)	Payment. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment and the methods by which Shares will be delivered or deemed to be delivered to Participants. As determined by the Committee, payment of the exercise price of an Option may be made, in whole or in part, in the form of: (i) cash or cash equivalents; (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; (iii) withholding of Shares from the Option based on the Fair Market Value of Shares on the date the Option is exercised; (iv) broker-assisted or bank-assisted market sales; or (v) any other “cashless exercise” arrangement satisfactory to the Committee.

(g)	Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Committee in its discretion may provide in the Option agreement.

(h)	Effect of Cessation of Employment or Service Relationship. The Committee shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option.

(i)	Transferability of Options. An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentences of this Section 5(i), the Committee may in its discretion permit the Participant to transfer an Option to a member of the Immediate Family (as defined below) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(j)	No Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option until becoming the record holder of the Shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued (or equivalent book reporting is made), other than as required or permitted pursuant to Section 7.

(h)	Treatment of Options Upon Termination or Change in Control. Each agreement underlying an Option Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s employment or other service relationship with the Company and the rights, if any, of the Participant upon a Change in Control, which may include, among other things, the acceleration of vesting of any unvested Options. Whether any such right shall apply to a particular Option Award shall be determined in the sole discretion of the Committee.

6.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RSUS

(a)	Stock Awards and RSUs. The Committee may grant Awards in the form of Shares or shares of Restricted Stock and/or RSUs (collectively, referred to as “Stock Awards”). Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the Shares at their issue price or other stated or formula price (or to require forfeiture of the Shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Stock Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Stock Award.

(b)	Form of Settlement. RSUs may be settled in cash or Shares, subject to the discretion of the Committee.

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(c)	Procedures Relating to Stock Awards. A Restricted Stock agreement or RSU agreement shall evidence the applicable Stock Award and shall contain such terms and conditions as the Committee shall provide. A holder of a Stock Award without restrictions or Restricted Stock shall, subject to the terms of any applicable agreement, have all of the rights of a stockholder of the Company, including the right to vote the Shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. With respect to such Shares, the Committee shall provide that dividends will not be paid with respect to unvested Restricted Stock until the time (if at all) the Restricted Stock vests, and the Company will retain such dividends and pay them (subject to applicable withholding) to the Participant upon vesting.

Except as otherwise provided in this Section 6, Restricted Stock shall become freely transferable by the Participant after all conditions and restrictions applicable to the Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

(d)	Additional Matters Relating to RSUs.

(i)       Each grant of RSUs shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the period established by the Committee and set forth in the RSU agreement (the “Deferral Period”) of such conditions as the Committee may specify.

(ii)       Each grant of RSUs may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

(iii)       Each grant shall provide that the RSUs covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such Deferral Period in the event of a Change in Control (as defined below) of the Company or other similar transaction or event. For the purposes of this Plan, “Change in Control” shall mean a merger or consolidation in which securities constituting more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons that do not own more than fifty percent (50%) of the combined voting power of the Company’s securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-affiliate of the Company.

(iv)       During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Shares issuable pursuant to the RSUs and shall not have any right to vote such Shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such Shares in cash or additional Shares on a current, deferred or contingent basis.

(v)       Each grant of RSUs shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

(e)	Treatment of Stock Awards Upon Termination or Change in Control. Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Stock Award following termination of the Participant’s employment or other service relationship with the Company and the rights, if any, of the Participant upon a Change in Control, which may include, among other things, the acceleration of vesting of a Stock Award. Whether any such right shall apply to a particular Stock Award shall be determined in the sole discretion of the Committee.

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7.	ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date (as defined below), there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting the Shares, the Board shall appropriately adjust the aggregate number of Shares (including Shares underlying Options) available for Awards under this Plan or subject to outstanding Awards, and any other factors, limits or terms affecting any outstanding or subsequently issuable Awards as may be appropriate.

8.	EFFECTIVE DATE, DURATION OF PLAN AMENDMENT AND TERMINATION

This Plan shall become effective on the date of the adoption of this Plan by the Board (the “Effective Date”). This Plan shall automatically terminate on February 12, 2031, which is the tenth (10th) anniversary of this Plan’s Effective Date. The Board may terminate, suspend or amend this Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; or (b) the rules of any exchange on or through which the Shares are then listed or traded. For the avoidance of doubt, this Plan shall be effective upon adoption by the Board, and shall be submitted to the stockholders of the Company for approval within twelve (12) months after adopted by Board. In the event that the stockholders of the Company shall not approve this Plan within such twelve (12) month period, this Plan shall terminate. If this Plan is terminated, as a result of not having been approved by stockholders during such 12-month period, automatic termination on the tenth (10) anniversary as provided in this Section 8 or pursuant to action of the Board or any other terms of this Plan, notwithstanding such termination, all Awards granted prior to such termination shall continue until they are terminated by their terms.

9.	APPLICABLE LAW AND REGISTRATION

The grant of Awards and the issuance of Shares (including Restricted Stock, Shares underlying Options upon their exercise and Shares issued in connection with RSUs) shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies or securities exchanges as may be required. Notwithstanding the foregoing, no Shares, Restricted Stock, RSUs or Options shall be issued under this Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Shares issued under this Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange on or through which the Shares are then listed or traded or any applicable federal or state securities law. The Board may cause a legend or legends to be placed on any stock certificates issued (or book entries) under this Plan to make appropriate reference to restrictions within the scope of this Section 9 or other provisions of this Plan. To the extent not preempted by federal law, the validity, construction and effect of this Plan, any rules and regulations relating to this Plan and all agreements hereunder shall be determined and construed in accordance with and governed by the laws of the State of Nevada, without regard to the principles of conflicts of law.

10.	MISCELLANEOUS

(a)	Transferability of Awards. Except as otherwise provided herein, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant.

(b)	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in this Plan.

(c)	No Guarantee of Employment or Continuation of Service Relationship. Neither this Plan nor any Award agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a subsidiary, or give the Company or a subsidiary the right to require continued employment or services.

(d)	Rounding Conventions. The Committee may, in its sole discretion and taking into account any requirements of the Internal Revenue Code, including without limitation, as applicable, Sections 409A and 422 through 424 of the Internal Revenue Code, determine the effect of vesting, stock

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dividend and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.

(e)	Tax Withholding. To the extent required by law, the Company (or a subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations. Without limiting the foregoing, the Committee may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of Shares by withholding from the Shares to be issued or by accepting delivery from the Participant of Shares already owned by him or her. If payment of withholding taxes is made in whole or in part in Shares, the Participant shall deliver to the Company certificates registered in his or her name representing Shares legally and beneficially owned by him or her, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates. If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of Shares shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(f)	Use of Proceeds. The proceeds from the sale of Shares pursuant to Awards shall constitute general funds of the Company.

(g)	Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or to comply with applicable laws. The Board shall have the right to amend this Plan, consistent with its authority to amend this Plan as set forth in Section 8, to obtain favorable tax treatment for Participants, and any such amendments shall be evidenced by an Appendix to this Plan. The Board may delegate this authority to the Committee.

(h)	Compliance with Section 409A. It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Internal Revenue Code. The Committee shall interpret and apply this Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A of the Internal Revenue Code.

* * * * *

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SOLUNA

SOLUNA HOLDINGS, INC.
325 WASHINGTON AVENUE EXTENSION
ALBANY, NY 12205

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SLNH2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D79467-P72087 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLUNA HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Matthew E. Lipman nominee for a three-year term
02) David C. Michaels nominee for a three-year term

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Ratification of the appointment of UHY LLP as the independent registered public accounting firm.	☐	☐	☐
3. Approval of a second amendment and restatement of the Soluna Holdings, Inc. (formerly known as Mechanical Technology, Incorporated) Amended and Restated 2021 Stock Incentive Plan.	☐	☐	☐
4. Approval of a non-binding advisory proposal to approve the compensation paid to the Company's named executive officers, as described in the proxy statement related to the Annual Meeting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K), and Form of Proxy Card are available at www.proxyvote.com.

D79468-P72087

SOLUNA HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
MAY 27, 2022

The stockholder(s) hereby appoint(s) Mr. Michael Toporek, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Soluna Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Friday, May 27, 2022, virtually at www.virtualshareholdermeeting.com/SLNH2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE